                                                                     EXHIBIT 2.1



                                                                  EXECUTION COPY


                           RECAPITALIZATION AGREEMENT


                                      AMONG


                            KIRKLAND HOLDINGS L.L.C.,

                                KIRKLAND'S, INC.,

               CERTAIN COMPANIES AFFILIATED WITH KIRKLAND'S, INC.,

                                 CARL KIRKLAND,

                                ROBERT KIRKLAND,

                                  BRUCE MOORE,

                                       AND

                                 ROBERT ALDERSON
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                                TABLE OF CONTENTS

Part                                                                      Page
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Preambles..................................................................  1


ARTICLE 1 - DEFINITIONS....................................................  2

ARTICLE 2 - BORROWING OF NEW DEBT; PAYMENTS TO FORMER
         LENDERS........................................................... 18

         2.1.  Borrowing of New Debt....................................... 18
         2.2.  Pre-Closing Debt............................................ 18
         2.3.  Cash Register Financing Line................................ 18

ARTICLE 3 - PRELIMINARY RECAPITALIZATION; INVESTMENT IN
SHARES BY HOLDINGS AND CERTAIN SHAREHOLDERS................................ 18

         3.1.  Preliminary Recapitalization................................ 18
         3.2.  Purchase and Sale of Purchased Shares....................... 19
         3.3.  Purchase Price.............................................. 19
         3.4.  Kirkland's to Receive Purchase Price and Other
                   Payments in Trust....................................... 19
         3.5.  Tax Stamps.................................................. 20
         3.6.  Purchase of Shares by Certain Shareholders.................. 20

ARTICLE 4 - REDEMPTION OF SHARES........................................... 20

         4.1.  Redemption of Minority Redeemed Shares...................... 20
         4.2.  Redemption of Majority Redeemed Shares...................... 21
         4.3.  Post-Closing Adjustments.................................... 21
         4.4.  Compliance with Corporate Law............................... 23

ARTICLE 5 - RECAPITALIZATION OF THE COMPANIES.............................. 24

         5.1.  Recapitalization............................................ 24
         5.2.  Conversion of Common Stock.................................. 24
         5.3.  Common Stock................................................ 26
         5.4.  Class A Preferred Stock..................................... 26
         5.5.  Class B Preferred Stock..................................... 28
         5.6.  Class C Preferred Stock..................................... 28
         5.7.  By-laws of the Companies.................................... 29

ARTICLE 6 - SCHEDULES AND COLLATERAL DOCUMENTS............................. 30

         6.1.  Delivery of Schedules....................................... 30
         6.2.  Right of Termination........................................ 30
         6.3.  Delivery of Collateral Documents............................ 30


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Part                                                                       Page
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ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS................. 31

         7.1.  Organization, Power and Authority........................... 31
         7.2.  Authorization............................................... 31
         7.3.  Capitalization of the Companies............................. 32
         7.4.  Subsidiaries................................................ 33
         7.5.  Conflict with other Instruments; Absence of
               Restrictions................................................ 33
         7.6.  Government and Third-Party Approvals........................ 34
         7.7.  Title to Properties; Adequacy of Properties................. 34
         7.8.  Other Representations Regarding Company Assets.............. 34
         7.9.  Financial Statements and Related Information................ 38
         7.10.  Permits.................................................... 39
         7.11.  Foreign Corrupt Practices Act of 1977...................... 39
         7.12.  Corporate Records.......................................... 39
         7.13.  Litigation................................................. 39
         7.14.  Conduct of Business........................................ 39
         7.15.  Absence of Changes......................................... 39
         7.16.  Contracts, Leases, Etc..................................... 41
         7.17.  Warranties and Liabilities................................. 43
         7.18.  Product Matters............................................ 43
         7.19.  Insurance.................................................. 44
         7.20.  Licensing Arrangements, Joint Ventures, Etc................ 44
         7.21.  Transactions with Affiliates............................... 44
         7.22.  Compensation to Employees, etc............................. 45
         7.23.  Overtime, Back Wages, Vacation, Discrimination,
                    and Occupational Safety Claims......................... 46
         7.24.  Benefit Matters............................................ 46
         7.25.  Hazardous Substances....................................... 50

                  (a)  Compliance.......................................... 50
                  (b)  Discharges, Etc..................................... 51
                  (c)  Disposal; Conditions................................ 51
                  (d)  Spillage, Etc....................................... 51

         7.26.  Solvency................................................... 52
         7.27.  Title to Redeemed Shares................................... 52
         7.28.  Brokerage and Expenses..................................... 52
         7.29.  Statements and Other Documents Not Misleading.............. 53

ARTICLE 8 - TAX RELATED MATTERS............................................ 54

         8.1.  Representations and Warranties.............................. 54

                  (a)  S Election.......................................... 54
                  (b)  Corporate Returns................................... 54
                  (c)  Audit Information................................... 54


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Part                                                                       Page
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         8.2.  Majority Shareholders' Indemnifications..................... 55
         8.3.  The Companies' Indemnifications............................. 56
         8.4.  Indemnity Priority.......................................... 56
         8.5.  Restoration of S Status..................................... 56
         8.6.  Filing of Returns........................................... 56
         8.7.  Future Tax Contests......................................... 57
         8.8.  Conduct of Proceedings...................................... 58
         8.9.  Cooperation and Record Retention............................ 59

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES OF HOLDINGS..................... 59

         9.1.  Organization and Good Standing.............................. 59
         9.2.  Legal Power and Authority................................... 59
         9.3.  Conflict With Articles, Contracts or Regulations............ 60
         9.4.  Compliance with Securities Laws............................. 60
         9.5.  Brokerage and Expenses...................................... 61
         9.6.  Veracity of Statements...................................... 61

ARTICLE 10 - ACTIVITIES OF THE COMPANIES PRIOR TO CLOSING
         DATE.............................................................. 61

         10.1.  Operation of Business...................................... 61

                  (a)  Organizational Documents............................ 61
                  (b)  Corporate Name...................................... 62
                  (c)  Compensation........................................ 62
                  (d)  Management.......................................... 62
                  (e)  Mergers, Acquisitions, Etc.......................... 62
                  (f)  New Companies....................................... 62
                  (g)  Disposition of Assets............................... 62
                  (h)  Indebtedness........................................ 62
                  (i)  Payables............................................ 62
                  (j)  Maintenance of Assets............................... 63
                  (k) Insurance............................................ 63
                  (l)  Contracts and Permits............................... 63
                  (m)  Goodwill............................................ 63
                  (n)  Litigation, Etc..................................... 63
                  (o)  Interim Financial Statements........................ 63
                  (p)  Commitment.......................................... 63
                  (q)  Dividends and Distributions......................... 63

         10.2.  Access to Information...................................... 63
         10.3.  Benefit Plans.............................................. 64

                  (a)  Plan Changes........................................ 64
                  (b)  Contributions and Payments.......................... 64



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Part                                                                       Page
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         10.4.  Taxes...................................................... 65
         10.5.  Delivery of Unaudited Closing Date Financial
                    Statements............................................. 65
         10.6.  Notice of Change........................................... 65
         10.7.  Best Efforts; No Discussions............................... 65

ARTICLE 11 - ACTIVITIES OF HOLDINGS PRIOR TO CLOSING DATE.................. 65

         11.1.  Notice of Change........................................... 65
         11.2.  Best Efforts............................................... 66

ARTICLE 12 - CONDITIONS PRECEDENT TO THE CLOSING........................... 66

         12.1.  Obligation of Companies and Majority
                    Shareholders to Close.................................. 66

                  (a)  Representations and Warranties; Compliance
                           with Agreement.................................. 67
                  (b)  Secretary's Certificate............................. 67
                  (c)  Opinion of Counsel of Holdings...................... 67
                  (d)  Litigation Affecting Closing........................ 68
                  (e)  Bank Debt, Mezzanine Debt and Revolving Line
                           of Credit....................................... 68
                  (f)  Approval of Counsel; Corporate Matters.............. 68
                  (g)  Approval of Collateral Documents.................... 68
                  (h)  Other Documents..................................... 68

         12.2.  Obligation of Holdings to Close............................ 68

                  (a)  Representations and Warranties; Compliance
                           with Agreement.................................. 68
                  (b)  Secretary's Certificate............................. 69
                  (c)  Opinion of Counsel for the Companies and the
                           Majority Shareholders........................... 69
                  (d)  Litigation Affecting Closing........................ 70
                  (e)  Required Consents................................... 70
                  (f)  Bank Debt, Mezzanine Debt and Revolving Line
                           of Credit....................................... 70
                  (g)  No Material Adverse Effect Suffered by
                           Business........................................ 70
                  (h)  Approval of Counsel; Corporate Matters.............. 72
                  (i)  Title Insurance..................................... 72
                  (j)  Survey.............................................. 72
                  (k)  Working Capital..................................... 72
                  (l)  Due Diligence Investigation......................... 73

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Part                                                                       Page
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                  (m)  Solvency............................................ 73
                  (n)  Approval of Collateral Documents.................... 73
                  (o)  Other Documents..................................... 73

ARTICLE 13 - INDEMNIFICATION............................................... 73

         13.1.  By Majority Shareholders................................... 73
         13.2.  By Holdings................................................ 74
         13.3.  Direct Liability........................................... 74
         13.4.  Third-Party Claim.......................................... 75
         13.5.  Limitation of Indemnity.................................... 76
         13.6.  Non-Exclusive Remedy; Right of Set-Off..................... 77
         13.7.  Majority Shareholders' Claims Against any of the
                    Companies.............................................. 78

ARTICLE 14 - SURVIVAL OF REPRESENTATIONS, - WARRANTIES,
         GUARANTEES, AND COVENANTS......................................... 79

ARTICLE 15 - THE CLOSING................................................... 80
         15.1.  Time and Place............................................. 80

         15.2.  Conduct of Closing......................................... 80

ARTICLE 16 - CONDUCT OF THE PARTIES AFTER CLOSING.......................... 82

ARTICLE 17 - TERMINATION................................................... 82

         17.1.  Events of Termination...................................... 82

                  (a)  Mutual Consent...................................... 82
                  (b)  Prior to Closing Date............................... 82
                  (c)  After Specified Date by Holdings.................... 82
                  (d)  After Specified Date by the Companies and the
                           Majority Shareholders........................... 83
                  (e)  Under Article 6..................................... 83

         17.2.  Survival................................................... 83

ARTICLE 18 - GENERAL....................................................... 83

         18.1.  Entire Agreement; Amendments............................... 83
         18.2.  Headings................................................... 83
         18.3.  Gender; Number............................................. 84
         18.4.  Schedules.................................................. 84
         18.5.  Severability............................................... 84
         18.6.  Reliance................................................... 84
         18.7.  Notices.................................................... 84

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Part                                                                       Page
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         18.8.  Waiver..................................................... 85
         18.9.  Assignment................................................. 85
         18.10.  Successors and Assigns.................................... 86
         18.11.  Governing Law............................................. 86
         18.12.  No Benefit to Others...................................... 86
         18.13.  Agreement to Vote......................................... 86
         18.14.  Publicity................................................. 86
         18.15.  Scope of Representations and Warranties................... 86
         18.16.  Counterparts.............................................. 87
         18.17.  November 30, 1995 Agreement............................... 87


COLLATERAL DOCUMENTS
                  Form of Consulting Agreement
                  Form of Management Agreement: Carl Kirkland
                  Form of Management Agreement: Bruce Moore
                  Form of Management Agreement: Robert Alderson
                  Form of Minority Shareholder Redemption Agreement Form of 1996 Stock Option Plan
                  Form of Option Agreement
                  Form of Shareholder Release
                  Form of Shareholders Agreement
                  Form of Trademark Assignment

SCHEDULES

1        Corporations Affiliated with Kirkland's
1P       Percentage Values
4        Redemption Schedule
7.1      States of Incorporation and Foreign Qualification
         Jurisdictions; Officers and Directors
7.3      Capitalization
7.6      Government and Third Party Approvals
7.7      Title to Properties: Adequacy of Properties
7.8(b)   Cash Accounts
7.8(f)   Owned Real Property
7.8(g)   Leased Real Property
7.8(h)   Owned or Leased Real Property: Legal Issues
7.8(i)   Intellectual Property Claims
7.13     Litigation
7.16     Contracts, Leases, Etc.
7.19     Insurance
7.20     Licensing Arrangements, Joint Ventures, Etc.
7.21     Transactions With Affiliates
7.22     Compensation to Employees, Etc.
7.24     Benefit Plan Issues
7.25     Hazardous Substance: Compliance


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Part                                                                       Page
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8.1(a)   Tax Status
8.1(b)   Corporate Returns
8.1(c)   Audit Information
10.1(e)  New Store Openings

                           RECAPITALIZATION AGREEMENT

                  This Recapitalization Agreement (the "Agreement") is made this 26th day of April, 1996, by and among KIRKLAND HOLDINGS L.L.C., a limited liability company formed under Delaware law ("Holdings"), KIRKLAND'S, INC., a corporation incorporated under Tennessee law ("Kirkland's"), the 111 other corporations listed on the signature pages hereto (such other corporations, together with "Kirkland's, being herein referred to individually as an "Existing Company" and collectively as the "Existing Companies"), CARL KIRKLAND, ROBERT KIRKLAND, BRUCE MOORE and ROBERT ALDERSON (Carl Kirkland, Robert Kirkland, Bruce Moore and Robert Alderson being herein referred to collectively as the "Majority Shareholders").


                                   BACKGROUND

                  WHEREAS, the Companies are mall-based specialty retailers of gifts and home accessories; and

                  WHEREAS, Majority Shareholders together own a majority or all of the outstanding capital stock of all of the Companies, except for #103 - Kirkland's of Tennessee, Inc.; and

                  WHEREAS, the Companies have determined to redeem a portion of the outstanding capital stock of certain of the Companies owned by the Majority Shareholders and all of the outstanding capital stock of each of the Companies owned by the Minority Shareholders (as defined below), as more particularly set forth herein; and

                  WHEREAS, the Companies have determined to refinance certain existing bank debt, as more particularly set forth herein; and

                  WHEREAS, in order to fund the redemptions and debt refinancing described above, the Companies have determined to borrow $45 million in bank debt and $20 million in mezzanine debt, and to obtain revolving line of credit financing in the amount of $15 million, as more particularly set forth herein; and

                  WHEREAS, certain of the Majority Shareholders have determined to purchase shares of common stock in those Companies in which they currently own no shares of common stock, as more particularly set forth herein; and

                  WHEREAS, Holdings has agreed to purchase from the Companies, and the Companies have agreed to sell to Holdings, $30,780,000 of equity in the Companies, as more particularly set forth herein; and


                  WHEREAS, the Companies have determined to recapitalize their capital structure following the transactions described above in order to authorize and issue three classes of preferred stock and one class of common stock; and

                  WHEREAS, the parties are entering into this Agreement to evidence their agreement with respect to the foregoing and the other matters described herein, all on the terms and subject to the conditions more particularly set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings set forth below.

                           "Accounts Receivable" shall mean the accounts
receivable of the Companies.

                           "Advisors" of a party shall mean such party's
accountants, counsel and other representatives.

                           "Affiliate" of a Person shall mean any Person
which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                           "Agreement" shall mean this Recapitalization
Agreement.

                           "Aggregate Net Equity" shall mean the Preliminary
Redemption Proceeds, plus Fourteen Million Two Hundred Twenty Thousand Dollars ($14,220,000), minus the aggregate amount paid by the Majority Shareholders to purchase shares pursuant to Section 3.6 and minus the 1995 Pre-Tax Income of all Companies.

                           "Allowable Store Expenses" shall mean the amount
of capital expenditures incurred through the day preceding the Closing Date related to the opening of the store owned by each New Company or related to the refurbishing of the store owned by each Remodeled Company, together with the 1996 Net Losses of the stores owned by each New Company and each Remodeled Company.

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                           "Audited Closing Date Balance Sheet" shall mean
the combined balance sheet of the Companies included in the Audited Closing Date Financial Statements.

                           "Audited Closing Date Financial Statements" shall
mean the audited combined financial statements of the Companies consisting of a balance sheet and the related income statement and statement of changes in financial position for the period from January 1, 1996 through the day immediately preceding Closing Date, together with the notes thereto and accompanied by an unqualified opinion thereon of Kirkland's Accountants.

                           "Audited Historical Financial Statements" shall
mean the audited combined financial statements of the Companies consisting of balance sheets dated December 31, 1993, 1994 and 1995 and the related income statements and statements of changes in financial position for the years then ended, together with the notes thereto and accompanied by an unqualified opinion thereon of Kirkland's Accountants.

                           "Bank Debt" shall mean no less than Forty Five
Million Dollars ($45,000,000) in debt financing to be loaned to the Companies in connection with the Closing, such financing to be senior in priority to the Mezzanine Debt and to be secured by a first priority perfected security interest in all of the Companies' assets (other than accounts receivable) and a first mortgage on the Owned Real Property.

                           "Benefit Plan" shall mean a plan, program, trust,
contract, policy or arrangement (a) which is sponsored by any of the Companies or to which any Company contributes, (b) in which Employees participate and (c) that provides any pension, profit sharing, thrift, deferred compensation, stock purchase, group insurance, accident, sickness, medical, dental, life, health, disability, savings, stock option, stock appreciation, retirement, severance payments, fringe benefits, incentive compensation, vacation pay, holiday pay, sick pay or other employee benefits whether or not such plan, program, trust, contract, policy or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                           "Books and Records" shall mean all records,
documents and lists pertaining to the Business including, without limitation, stock ledgers, minute books, lists of the Companies' customers, suppliers and personnel, all product, business and marketing plans and all books, ledgers, files and business and financial records of, or relating to, the Business.

                           "Business" shall mean the Companies' business as a
mall-based specialty retailer of gifts and home accessories, and any other business conducted by any of the Companies.

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                           "Business Day" shall mean any calendar day which
is not a Saturday, Sunday or public holiday under the laws of Tennessee.

                           "C Year" shall mean one or more of the taxable
years of any Company ending after the Closing Date.

                           "Cash Register Financing Line" shall mean that
certain debt financing of the Companies with First American Bank, Nashville, Tennessee, used to finance the purchase of cash registers for use in the operation of the Business, pursuant to which approximately $865,000 is outstanding and owed by the Companies on the date hereof, including without limitation any applicable prepayment fee required to be paid by the Companies to the Former Lenders in connection with the prepayment at the Closing of the Cash Register Financing Line, if such prepayment is required in accordance with
Section 2.3 hereof.

                           "Change in Control" shall mean the acquisition of
more than fifty percent (50%) of the outstanding shares of common stock of Companies representing a majority of the Percentage Values by a Person or group of Persons, who are not on the date hereof, or are not at Closing, shareholders of any of the Companies.

                           "Closing" and "Closing Date" shall have the meaning
set forth in Section 15.1 of this Agreement.

                           "Closing Date Adjusted Working Capital" shall mean
the working capital (e.g. current assets minus current liabilities) of the Companies on a combined basis as of the close of business on the day preceding the Closing Date, excluding for purposes of the calculation any indebtedness owed to any of the Former Lenders (as determined in accordance with GAAP), before giving effect to any of the transactions contemplated hereby, but reduced by the sum of the 1995 Pre-Tax Income and 1996 Pre-Tax Income in each case to the extent not distributed prior to Closing, and adjusted as set forth in
Section 7.28 hereof.

                           "Code" shall mean the Internal Revenue Code of
1986, as amended, and the rules and regulations promulgated thereunder or with respect thereto.

                           "Collateral Documents" shall mean collectively,
the Minority Shareholder Redemption Agreement, the Trademark Assignment, the Management Agreements, the Consulting Agreement, the Fee Letter, the Shareholders Agreement, the Shareholders Releases, the 1996 Stock Option Plan for the benefit of the Management Shareholders, the Option Agreements and each of the other documents, agreements and instruments to be executed, delivered and performed in connection with this Agreement.

                           "Commitment" shall mean a commitment for title
insurance for the Owned Real Property, naming Kirkland's as an insured.

                           "Companies" shall mean the Existing Companies as
well as any corporation incorporated after the date of this Agreement and prior to the Closing in connection with the Business, any shares of which are owned by any of the Majority Shareholders.

                           "Company Net Equity" shall mean , for any Company
other than a Group D Company, the sum of (i) the product of (A) the Aggregate Net Equity less the Group D Net Equity, times (B) the Percentage Value for that Company, plus (ii) the 1995 Pre-Tax Income of that Company; and for any Group D Company, Ten Dollars ($10).

                           "Condition" shall mean the assets, Liabilities,
business, operations, results of operations or financial condition of the Companies and the Business.

                           "Confidential Information" shall have the meaning
set forth in Section 11.3 of this Agreement.

                           "Consulting Agreement" shall mean the Consulting
Agreement pursuant to which Robert Kirkland will be engaged to provide consulting services on behalf of the Companies following the Closing.

                           "Contract" shall mean any written or oral
contract, agreement, commitment, note, bond, pledge, lease, mortgage, deed, guaranty, indenture, license, consulting agreement, supply contract, repair contract, distribution agreement, purchase order, joint venture agreement, franchise, technology and know-how agreement, employment agreement, instrument or any other contractual commitment that is binding on any Company or its property, and any amendment thereto.

                           "Copyrights" shall mean registered copyrights,
copyright applications and unregistered copyrights.

                           "Court Order" shall mean any judgment, decree,
writ, injunction, order or ruling of any Governmental Entity.

                           "Default" shall mean (1) a breach of or default
under any Contract, (2) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or (3) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right of damages, specific performance, termination, renegotiation or acceleration under any Contract.

                           "Due Diligence Investigation" shall have the
meaning set forth in Section 10.2 of this Agreement.

                           "Employees" shall mean employees of each of the
Companies at any time prior to or up to the Closing.

                           "Environmental Claim" shall mean any written or
oral demand, claim, suit, lien, action, expense (and counsel fees) cause of action, investigation or notice by any Person (whether asserted or arising before or after the Closing) alleging actual or potential liability (including, without limitation, potential or actual liability for investigatory costs, cleanup costs, governmental response costs, national resources damages, property damages, personal injuries or penalties) arising out of or relating to the presence, migration, leak, discharge, handling, removal, transport, disposal, spill, emission, injection, escape, dumping or release, threat of release or exposure, of any kind whatsoever of any Materials of Environmental Concern occurring on or prior to the Closing Date.

                           "Environmental Laws" shall mean all federal, state
and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.A. Sections 9601 et seq., the
Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C.A. Sections 6901 et seq., the Clean Water Act, 33 U.S.C.A. Sections 1251 et seq., the Clean Air Act
42 U.S.C.A. Sections 7401 et seq., and all similar state and local environmental laws as well as Laws and Regulations relating to emissions, spills, leaks, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, possession, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                           "Equipment" shall mean the furniture, fixtures,
machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts currently used in the operation of the Business.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or with respect thereto.

                           "ERISA Affiliate" shall mean any member of any
"controlled group", as defined in Section 414(b) of the Code of which any Company is a member, all trades or businesses, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) and of which any Company is a member, and all affiliated service groups (within the meaning of Section 414(m) of the Code) of which any Company is a member.

                           "Excess Working Capital" shall mean the amount
equal to (a) the Closing Date Adjusted Working Capital less Eleven Million Dollars ($11,000,000) (which difference may be a negative number), plus (b) the Allowable Store Expenses.

                           "Fee Letter" shall mean that certain letter agreement
to be entered into at Closing between the Companies and Advent International Corporation ("Advent"), pursuant to which the Companies will pay Advent a fee in the aggregate amount of $1,000,000 in consideration of the services rendered by Advent to the Companies in connection with the structuring of the transactions contemplated by this Agreement.

                           "Financial Statements" shall mean the Audited
Historical Financial Statements and the Interim Financial Statements.

                           "Former Lenders" shall mean First American Bank,
First Union Bank, Union Planters Bank, Volunteer Bank, First Citizens Bank, Bank of Canada, Bank of Sharon, First State Bank, and such other institutional lenders to which amounts are owed for borrowed money at the Closing Date.

                           "Future Payment Obligations" shall have the meaning
given in Section 13.6 hereof.

                           "GAAP" shall mean generally accepted accounting
principles consistently applied, as applied in the United States of America.

                           "Governmental Entity" shall mean any government
and political subdivisions thereof, court, arbitral tribunal, administrative agency, tribunal or commission or any other governmental or regulatory body, instrumentality or authority, whether domestic (federal, state or local) or foreign.

                           "Group A Companies" shall mean Company Nos. 100,
123, 125, 126 and 128 through 204, such Companies being those commencing business prior to May 1, 1995 in which Carl Kirkland, Robert Kirkland, Bruce Moore and Robert Alderson own 37.5%, 37.5%, 15% and 10%, respectively, of the issued and outstanding common stock (measured prior to giving effect to any of the transactions contemplated by this Agreement).

                           "Group B Companies" shall mean Company Nos. 205
through 214, such Companies being those commencing business after April 30, 1995 but before January 1, 1996 in which Carl Kirkland, Robert Kirkland, Bruce Moore and Robert Alderson own 37.5%, 37.5%, 15% and 10%, respectively, of the issued and outstanding common stock (measured prior to giving effect to any of the transactions contemplated by this Agreement).

                           "Group C Companies" shall mean Company Nos. 101
through 104, 107, 109 through 111, 115 through 120, 122 and 127, which are all of the Companies other than Group A, B or D Companies. Group C Companies are the Companies in which the shares of the Majority Shareholders are not owned in the same percentages as the shares of the Group A, B or D Companies.

                           "Group D Companies" shall mean Company Nos. 215
through 221, such Companies being those commencing business in 1996.

                           "Group D Net Equity" shall mean the product of the
number of Group D Companies times Ten Dollars ($10).

                           "Holdback Amount" shall mean the ten percent of the
Redemption Price held back from a Minority Shareholder pursuant to Section 4.1 hereof.

                           "Holdings' Accountants" shall mean Price Waterhouse
LLP.

                           "Indemnifiable Losses" shall have the respective
meanings given in Sections 13.1 and 13.2 hereof.

                           "Intellectual Property and Information" shall mean
collectively, all Copyrights, Patents, Trademarks, tradenames, brand names, brand marks, logos, licenses, mask work rights, computer software, computer systems and related proprietary documentation, trade secrets and related data, inventions, inventer's work papers and notebooks, disclosure of inventions, proprietary technology, formulae, processes, research and development in progress, know-how, designs, and all other proprietary information and similar intangible rights.

                           "Interim Financial Statements" shall mean monthly
combined financial statements of the Companies for each completed month commencing with January 1996, a balance sheet, a statement of income and a statement of changes in financial position.

                           "Inventory" shall mean the inventories of finished
goods for resale.

                           "IRS" shall mean the Internal Revenue Service.

                           "Kirkland's Accountants" shall mean KPMG Peat
Marwick.

                           "Known" or "know" or "to the knowledge" or "to the
best knowledge" or words of similar import with respect to any

Company or any Shareholder shall mean the knowledge of any Management Shareholder or any of the corporate managers working in the Companies' Jackson, Tennessee offices (currently consisting of Betsy Weiss, James Harris, Connie Scoggins, Chris LaFont and Toni Warren).

                           "Law" shall mean any applicable law, statute,
ordinance, governmental regulation, order, decree or edict.

                           "Lease" shall mean any Contract under which any
Company is a lessee of Leased Real Property, and any amendment thereto.

                           "Leased Real Property" shall mean all Real Property
presently leased by or otherwise used by any of the Companies in the operation of the Business other than the Owned Real Property.

                           "Leasehold Improvements" shall mean all leasehold
improvements, fixtures and appurtenances owned by the Companies and attached to any Leased Real Property.

                           "Legal Expenses" of a person shall mean any and all
out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

                           "Lenders" shall mean the lenders financing the Bank
Debt, the Mezzanine Debt and the Revolving Line of Credit.

                           "Liability" shall mean any direct or indirect
liability, loss, damage, cost, contingent liability, loss contingency, indebtedness, obligation, unpaid expense, claim, deficiency, guaranty or endorsement of or by any person whether or not ascertainable.

                           "Lien" shall mean any mortgage, lien, security
interest, pledge, negative pledge, encumbrance, assessment, title retention agreement, restriction or restraint on transfer, defect of title, charge in the nature of a lien or security interest, or option (whether consensual, statutory or otherwise).

                           "Litigation" shall mean any action, lawsuit,
arbitration, criminal prosecution, tax audit, or any legal, administrative or other proceeding or investigation, or any inquiry asserting a violation of any Regulation, by, before or for any Governmental Entity.

                           "Losses" shall mean any and all damages, losses,
obligations, deficiencies, Liabilities, claims, encumbrances, penalties, fines, costs and expenses, including, without limitation, any diminution in value of any real or personal property and reasonable attorneys' fees. Any Losses incurred by any Company shall be deemed to result in Losses to each of the shareholders of such Company in an amount equal to the product of:
(A) the amount of Losses incurred by such Company, multiplied by (B) each such shareholder's percentage ownership of the common stock of such Company after the Closing.

                           "Majority Redeemed Shares" shall mean the number of
shares of common stock of each Company owned by each Majority Shareholder which will be redeemed by each Company at the Closing, as determined in accordance with Schedule 4 hereto.

                           "Majority Shareholders" shall mean Carl Kirkland,
Robert Kirkland, Bruce Moore and Robert Alderson.

                           "Management Agreements" shall mean the Management
Agreements pursuant to which Carl Kirkland, Bruce Moore and Robert Alderson, respectively, will be employed by the Companies following the Closing and pursuant to which each of them will agree to a non-competition covenant as set forth more fully therein.

                           "Management Shareholders" shall mean Carl Kirkland,
Bruce Moore and Robert Alderson.

                           "Material Adverse Effect" shall mean an event, change
or effect which is or would be materially adverse to the Business, operations, properties, assets, Liabilities, financial condition or results of operation, of the Companies or Holdings, as the case may be.

                           "Materials of Environmental Concern" shall mean any
toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, including, but not limited to, any "hazardous substance," or "hazardous waste," as defined in Environmental Laws, petroleum and petroleum products, natural gas or synthetic gas, material that is a source, special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. Sections 3011 et seq., and the regulations promulgated thereto and "hazardous chemical" as defined in 29 C.F.R. Part 1910.

                           "Mezzanine Debt" shall mean no less than Twenty
Million Dollars ($20,000,000) in debt financing to be loaned to the Companies in connection with the Closing, such financing to be subordinated to the Bank Debt and to be unsecured.

                           "Minority Redeemed Shares" shall mean the number of
shares of common stock of each Company owned by each Minority

Shareholder which will be redeemed by each Company at the Closing, as determined in accordance with Schedule 4 hereto.

                           "Minority Shareholder Redemption Agreement" shall
mean that certain Minority Shareholder Redemption Agreement to be executed and delivered at the Closing by the Companies and each of the Minority Shareholders.

                           "Minority Shareholders" shall mean Ken Kirkland, John
Kirkland, Chris Kirkland, Bill Butler, Anita Fletcher, Toni Warren, Russell Kirkland, Bedford Kirkland and Macy Kirkland, constituting all of the shareholders of the Companies other than the Majority Shareholders. The Minority Shareholders are shareholders in only certain of the Companies.

                           "Negative Adjustment Amount" shall have the meaning
given in Section 4.3(e) hereof.

                           "New Company" shall mean each Company which commenced
operations after December 31, 1995.

                           "1995 Balance Sheet" shall mean the combined balance
sheet of the Companies as at December 31, 1995 and included in the Audited Historical Financial Statements.

                           "1995 Pre-Tax Income" shall mean either the taxable
income of a particular Company for the year ended December 31, 1995 or the taxable income of all of the Companies for the year ended December 31, 1995 on a combined basis, as the context requires, in each case as shown on Schedule K of the 1995 Forms 1120S of the Company or Companies by aggregating all items of income, loss and deduction.

                           "1996 Net Losses" shall mean an amount equal to the
actual net losses (excluding depreciation and amortization) incurred by each New Company or Remodeled Company from the date on which each such New Company opens for business or each such Remodeled Company closes for or commences remodeling, and in each case continuing until the close of business on the date immediately preceding Closing.

                           "1996 Pre-Tax Income" shall mean either the taxable
income of a particular Company for the period beginning January 1, 1996 and ended on the day immediately preceding the Closing Date or the taxable income of all of the Companies for the period beginning January 1, 1996 and ended on the day immediately preceding the Closing Date on a combined basis, as the context requires, in each case as shown on Schedule K of the 1996 Forms 1120S of the Company or Companies by aggregating all items of income, loss and deduction.

                           "Notified Shareholder" shall mean any Majority
Shareholder receiving notice of an intention to audit or of a Proposed Adjustment pursuant to Section 8.7 hereof.

                           "Option Agreement" shall mean an Option Agreement to
be entered into among the Management Shareholders, on the one hand, and the Companies, on the other hand, providing for the grant of an option to purchase shares of capital stock in the Companies.

                           "Owned Real Property" shall mean all Real Property
presently owned of record or beneficially by any of the Companies.

                           "Patents" shall mean all letters patent and pending
applications for patents of the United States and all countries foreign thereto, including regional patents, certificates of invention and utility models, rights of license or otherwise to or under letters patent, certificates of intention and utility models which have been opened for public inspection and all reissues, divisions, continuations and extensions thereof.

                           "Percentage Interest" shall mean, with respect to
each of the following Shareholders, the amount indicated next to his or her name below:

                           Carl Kirkland             38.4898%
                           Robert Kirkland           36.6799%
                           Bruce Moore               13.9925%
                           Robert Alderson            8.0738%
                           Chris Kirkland             0.1133%
                           Bedford Kirkland           0.1133%
                           Macy Kirkland              0.1133%
                           Ken Kirkland               0.4506%
                           John Kirkland              0.2705%
                           Anita Fletcher             0.5994%
                           Russell Kirkland           0.1812%
                           Toni Warren                0.5426%
                           Bill Butler                0.3798%


                           "Percentage Value" shall mean the values of the
Companies expressed as a percentage of the total values of all of the Companies, as set forth on Schedule 1P attached hereto.

                           "Permits" shall mean any and all licenses,
franchises, permits, easements, rights, consents, orders, approvals, variances and other authorizations of or issued by any Governmental Entity to or in favor of the Companies.

                           "Permitted Liens" shall mean (i) Liens for current
taxes not yet delinquent for which appropriate reserves in accordance with GAAP have been created, (ii) statutory liens imposed by law which are incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, and (iii) other Liens specifically described and reflected on the Financial Statements, (iv) any other liens set forth on Schedule 7.7 of this Agreement; provided, however, that if any Lien described in clause (i), (ii) or (iii) above, individually or in the aggregate, materially detracts or will detract from or interferes or will interfere with the Business or any Company's right to dispose of any property, the use of such property or their business or operations, as presently conducted, then such Lien shall not be considered to be a Permitted Lien.

                           "Permitted Title Exceptions" shall mean those Liens
and other matters to which the title of the Owned Real Property is subject which, in the sole discretion of Holdings, will not prevent or materially interfere with or adversely affect the Companies' operation of the Business consistent with past practice or materially detract from the value or the marketability of the Owned Real Property. Any exception for (i) Liens for labor or materials, whether or not of record, (ii) for parties in possession (other than tenants under tenant leases as tenants only), (iii) unrecorded easements,
(iv) taxes or special assessments not shown by public records other than taxes or special assessments, the payment of which is not yet due on the Closing Date, or (v) any state of facts which a current survey would disclose, shall not constitute Permitted Title Exceptions.

                           "Person" shall mean an individual, a sole
proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

                           "Positive Adjustment Amount" shall have the meaning
given in Section 4.3(e) hereof.

                           "Pre-Closing Debt" shall mean all principal, interest
and other amounts owed by the Companies to the Former Lenders for borrowed money on the Closing Date (other than any portion of the Bank Debt, the Mezzanine Debt or the Revolving Line of Credit which is owed to any Former Lenders and other than the Cash Register Financing Line).

                           "Preliminary Recapitalization" shall mean the
recapitalization of the Companies prior to the transactions set forth in this Agreement, as a result of which a portion of the outstanding common stock of the Group A and B Companies will be converted into Class C Preferred Stock, all as set forth in Section 3.1 hereof.

                           "Preliminary Redemption Price" shall mean the
preliminary payment to be made by the Companies to each Shareholder, based on the Preliminary Redemption Proceeds.

                           "Preliminary Redemption Proceeds" shall mean the
amount of the Redemption Proceeds as computed by reference to the Unaudited Closing Date Balance Sheet.

                           "Proposed Adjustment" shall mean any adjustment
proposed by any Governmental Entity to an item of income, deduction, gain, loss or credit on any Return or on any Majority Shareholder's federal or state tax return, which item is attributable to the operations of any Company.

                           "Protected Amounts" shall mean the portions of the
Annual Salary (as defined in the Management Agreements) payable to Robert Alderson, Carl Kirkland and Bruce Moore pursuant to their respective Management Agreements which are not expressly subordinated to the Bank Debt and the Mezzanine Debt pursuant to Section 10 of such Management Agreements, and which will not be subject to the offset provisions of Section 13.6 hereof.

                           "Purchase Price" shall have the meaning given in
Section 3.3 hereof.

                           "Purchased Shares" shall mean the shares to be
purchased by Holdings from the Companies pursuant to Section 3.2 hereof.

                           "Qualified Public Offering" shall mean the sale of
shares of the Companies' capital stock in a registered underwritten public offering resulting in gross proceeds to the Companies of at least Thirty Million Dollars ($30,000,000).

                           "Real Property" shall mean any real estate, together
with all buildings, improvements, fixtures, easements, options to acquire real estate, rights to unpaid insurance proceeds in respect of Losses to real estate, rights to unpaid condemnation awards and all other rights in or appurtenant thereto.

                           "Recapitalization" shall mean the recapitalization of
the Companies, as a result of which the outstanding common stock of each Company will be converted as described in Article 5 hereof.


                           "Redeemed Shares" shall mean the Minority Redeemed
Shares and the Majority Redeemed Shares.

                           "Redemption" shall mean the redemption of the
Redeemed Shares effected pursuant to Article 4 hereof.

                           "Redemption Price" shall mean the amount to be
received by each Shareholder from all of the Companies on an aggregate basis, pursuant to the Redemption.

                           "Redemption Proceeds" shall mean an amount equal to
the sum of (a) $90,780,000 less the Pre-Closing Debt, plus (b) the 1995 Pre-Tax Income (to the extent not distributed prior to Closing), plus (c) 1996 Pre-Tax Income (to the extent not distributed prior to Closing), plus (d) the Excess Working Capital, plus (e) the aggregate amount paid by the Majority Shareholders to purchase shares pursuant to Section 3.6 hereof.

                           "Refinancing" shall mean any refinancing of the
Companies' indebtedness for borrowed money after the Closing, in connection with which the Companies repurchase or redeem any capital stock for value.

                           "Regulation" shall mean any statute, law, ordinance,
regulation, order, rule, decree or other requirement of any Governmental Entity, including, but not limited to, those covering environmental, safety, health, transportation, bribery, recordkeeping, zoning, employment, tax, anti-discrimination, antitrust, wage and hour and price and wage control matters.

                           "Remodeled Company" shall mean each Company which
owns a store which was closed for any period during 1996 for renovations.

                           "Required Consents" shall mean any and all licenses,
waivers, consents or approvals of or from any Governmental Entity, including the expiration of any periods of time under statutory and regulatory notice provisions without action on the part of any Governmental Entity, and any and all approvals, consents or waivers from other parties to leases, licenses, franchises, permits, indentures, Contracts and other instruments necessary to consummate the transaction contemplated hereby.

                           "Returns" shall mean all returns, reports, claims for
refunds or other information required or permitted to be supplied to or filed with any Governmental Entity by any Company in connection with Taxes (including, without limitation, information returns and declarations of estimated tax).

                           "Revolving Line of Credit" shall mean a revolving
line of credit in the amount of no less than Fifteen Million Dollars ($15,000,000) to be made available to the Companies in connection with the Closing.

                           "S Year" shall mean one or more of the taxable years
of any Company falling within the period commencing on the date of incorporation of such Company and ending as of the close of business on the day preceding the Closing Date.

                           "Sale" shall mean the sale of all or a majority in
value of the Companies' assets.

                           "Schedules" shall mean the schedules referenced in,
and delivered pursuant to this Agreement.

                           "Shareholder Releases" shall mean the Shareholder
Releases which are to be executed by the Shareholders, which include a general release by each Shareholder of each of the Companies and the officers, directors and shareholders of each of the Companies.

                           "Shareholders" shall mean the Minority Shareholders
and the Majority Shareholders.

                           "Shareholders Agreement" shall mean a Shareholders
Agreement to be entered into among the Majority Shareholders and Holdings relating to their holding and disposition of their shares of capital stock in the Companies.

                           "Start Date" shall mean the first date that a Company
had shareholders or assets or began doing business.

                           "Straddle Period" shall mean any taxable period of a
Company which begins before the Closing Date and ends after the Closing Date.

                           "Sub Debt Warrants" shall mean warrants to purchase
shares of common stock of the Companies to be issued to the lenders of the Mezzanine Debt.

                           "Subsidiary" shall mean with respect to any party,
any entity, the majority of whose voting stock (or any class of stock having the power to elect directors) is owned directly or indirectly by such party.

                           "Survey" shall have the meaning given in Section
12.2(k) hereof.

                           "Survival Date" shall mean that date which is two
years after the Closing Date.

                           "Tax Claim" shall mean a claim for Taxes which if
successful might result in an indemnity payment pursuant to Article 8 hereof.

                           "Taxes" shall mean all taxes, charges, fees, levies
or other assessments, whether federal, state, local or foreign based upon or measured by income, capital, net worth or gain and any other tax including but not limited to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll (including withholding), employment, social security, unemployment, FICA, FUTA, excise, estimated, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign.

                           "Title Company" shall have the meaning set forth in
Section 12.2(j) of this Agreement.

                           "Trademark Assignment" shall mean the Trademark
Assignment, pursuant to which Carl and Robert Kirkland will convey all or their right, title and interest in and to the Trade Name to Kirkland's.

                           "Trademarks" shall mean registered trademarks,
registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

                           "Trade Name" shall mean the name "Kirkland's," which
is currently owned by Carl and Robert Kirkland and will be conveyed to Kirkland's at the Closing pursuant to the Trademark Assignment.

                           "Unaudited Closing Date Balance Sheet" shall mean the
unaudited combined balance sheet of the Companies projected as of the close of business on the day preceding the Closing Date and included in the Unaudited Closing Date Financial Statements.

                           "Unaudited Closing Date Financial Statements" shall
mean the unaudited combined financial statements of the Companies consisting of the Unaudited Closing Date Balance Sheet and the related unaudited income statement and unaudited statement of changes in financial position for the period from January 1, 1996 projected through the close of business on the day preceding the Closing Date, before giving effect to the other transactions contemplated hereby.

                           "Warranties" shall mean all warranty obligations,
whether express or implied, of the Companies for the return, repair or replacement of products sold by the Companies.

                                    ARTICLE 2

                BORROWING OF NEW DEBT; PAYMENTS TO FORMER LENDERS


                  2.1. Borrowing of New Debt. On the Closing Date, the Companies will borrow the Bank Debt and the Mezzanine Debt. A portion of the proceeds of the Bank Debt and the Mezzanine Debt will be used to pay the Pre-Closing Debt to the Former Lenders in accordance with Sections 2.2 and 2.3 hereof.

                  2.2. Pre-Closing Debt. On the Closing Date, the Companies shall pay the Pre-Closing Debt to the Former Lenders, to discharge any and all indebtedness owed to the Former Lenders on the Closing Date (other than any portion of the Bank Debt and the Mezzanine Debt which is owed to the Former Lenders).

                  2.3. Cash Register Financing Line. The Cash Register Financing Line shall not be required to be repaid to the Former Lenders on the Closing Date unless required by the Lenders. If such prepayment is required, then, on the Closing Date, the Companies shall pay all principal, interest and other amounts outstanding under the Cash Register Financing Line to the Former Lenders, to discharge any and all indebtedness owed to the Former Lenders in respect of the Cash Register Financing Line on the Closing Date.


                                    ARTICLE 3

                   PRELIMINARY RECAPITALIZATION; INVESTMENT IN
                   SHARES BY HOLDINGS AND CERTAIN SHAREHOLDERS

                  3.1. Preliminary Recapitalization. On the Closing Date, prior to the purchase of the Purchased Shares by Holdings, the Group A Companies and the Group B Companies will file amendments to their charters with their respective states of incorporation in order to effect a recapitalization of their capital stock as described in this Section 3.1 (the "Preliminary Recapitalization"). The amended charters shall provide that the authorized capital of each recapitalized Company shall include, in addition to the common stock currently provided by each such charter, 20,000 shares of Class C Preferred Stock ("Class C Preferred Stock").

                       In the Preliminary Recapitalization, a percentage of the outstanding shares of common stock of each recapitalized Company shall be converted into 20,000 shares of Class C Preferred Stock. Such percentage shall be, (i) in the case of each Group A Company, equal to $15,000,000 divided by the aggregate Company Net Equity of all Group A Companies, and (ii) in the case of each Group B Company, equal to $5,000,000 divided by the aggregate Company Net Equity of all Group B Companies.

                       The total shares of each recapitalized Company so converted shall be allocated among the Majority Shareholders as follows: Carl Kirkland -- 39.5839%, Robert Kirkland -- 37.7225%, Bruce Moore -- 14.3903% and Robert Alderson -- 8.3033%. The Class C Preferred Stock shall not bear dividends.

                       The aggregate stated value and liquidation preference of the shares of Class C Preferred Stock to be issued by all Group A Companies and Group B Companies to the Majority Shareholders in the Preliminary Recapitalization will be $20,000,000, and such aggregate amounts of stated value and liquidation preference shall be allocated $15,000,000 to the Group A Companies in accordance with the relative Percentage Values of such Companies and $5,000,000 to the Group B Companies in accordance with the relative Percentage Values of such Companies.

                  3.2. Purchase and Sale of Purchased Shares. On the Closing Date, prior to the Redemption, Holdings shall purchase from each of the Companies, and each of the Companies shall sell to Holdings, free and clear of all Liens, 68,400 shares of Class A Preferred Stock and that number of shares as will equal 68.4% of the total number of shares of common stock of such Company as will be outstanding after giving effect to the Preliminary Recapitalization, the Redemptions and the purchase of shares of common stock in certain of the Companies pursuant to Section 3.6 hereof.

                  3.3. Purchase Price. The purchase price for the Purchased Shares (the "Purchase Price") shall be $30,780,000 which shall be paid in cash at the Closing by Holdings, by means of a wire transfer of immediately available Federal funds to an account designated by Kirkland's no less than three days prior to the Closing Date. The Purchase Price to be paid by Holdings shall be allocated among the Companies so as to achieve a purchase price per share of Class A Preferred Stock and common stock of a Company which will be as close as possible to the price at which common shares of such Company are redeemed pursuant to Section 4.1 (based on the Preliminary Redemption Proceeds).

                  3.4. Kirkland's to Receive Purchase Price and Other Payments in Trust. Each of the Companies hereby authorizes Kirkland's to accept, on behalf of the Companies, the proceeds of the Bank Debt and the Mezzanine Debt, amounts paid by Holdings for the Purchased Shares and any amounts paid by the Majority Shareholders to purchase shares pursuant to Section 3.6 hereof, and Kirkland's agrees to receive such amounts in trust and to disburse all such amounts on behalf of the Companies in accordance with the terms of this Agreement.

                  3.5. Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Purchased Shares by the Companies to Holdings shall be borne by the Companies.

                  3.6. Purchase of Shares by Certain Shareholders. On the Closing Date, prior to the Redemption, each of the Majority Shareholders will purchase from each of the Companies in which he is not a shareholder, and each such Company shall sell to each such Majority Shareholder, such number of shares of common stock as may be required so that the purchasing Majority Shareholder will own the same number of shares of common stock of each such Company as will be owned by each other Majority Shareholder, in each case after giving effect to the Preliminary Recapitalization and the Redemption. The shares of a Company so purchased shall be purchased at the same price as the shares of such Company are redeemed in the Redemptions (based on the Preliminary Redemption Proceeds).


                                    ARTICLE 4

                              REDEMPTION OF SHARES

                  The balance of the proceeds of the Bank Debt and the Mezzanine Debt which were not used to pay the Pre-Closing Debt to the Former Lenders in accordance with Article 2 hereof, together with the Purchase Price and any other available funds of the Companies, will be used to pay the Redemption Proceeds to the Shareholders in accordance with this Article 4. The Redemption Proceeds will be allocated among the Companies in accordance with Schedule 4 attached hereto.

                  4.1.  Redemption of Minority Redeemed Shares.

                        (a) On the Closing Date, prior to the Recapitalization, each of the Companies in which a Minority Shareholder owns shares shall purchase and redeem from each Minority Shareholder all of his or her Minority Redeemed Shares, in consideration of the payment by the Companies to each Minority Shareholder of an amount determined in accordance with Schedule 4 (his or her "Redemption Price"). Ninety percent (90%) of the Preliminary Redemption Price for each Minority Shareholder shall be paid in cash at the Closing by means of a wire transfer of immediately available Federal funds to accounts designated by each Minority Shareholder no less than three days prior to the Closing Date, and the other ten percent (10%) (the Holdback Amount) shall be applied as provided for in Section 4.3 hereof. Adjustments to each Minority Shareholder's Preliminary Redemption Price shall be made following the Closing, if required pursuant to Section 4.3 hereof.

                           (b) The redemption of the Minority Shareholders
described in this Section 4.1 shall be effected pursuant to the Minority Shareholder Redemption Agreement, which shall be executed and delivered by the Companies listed on Schedule 4 and each of the Minority Shareholders.

                  4.2. Redemption of Majority Redeemed Shares. On the Closing Date, prior to the Recapitalization, the Companies shall purchase and redeem from each Majority Shareholder his Majority Redeemed Shares, in consideration of the payment by the Companies to each Majority Shareholder of an amount determined in accordance with Schedule 4 (his "Redemption Price"). A Preliminary Redemption Price payable to each Majority Shareholder shall be paid in cash at the Closing by means of a wire transfer of immediately available Federal funds to accounts designated by each Majority Shareholder no less than three days prior to the Closing Date. Adjustments to each Majority Shareholder's Preliminary Redemption Price shall be made following the Closing, if required pursuant to Section 4.3 hereof.

                  4.3.  Post-Closing Adjustments.

                        (a) Audited Closing Date Financial Statements. As promptly as reasonably practicable following the Closing Date, the Management Shareholders shall cause the Unaudited Closing Date Financial Statements to be delivered to Holdings pursuant to Section 10.5 hereof to be audited by Kirkland's Accountants, it being understood that there will be no physical inventory taken in connection with such audit if a physical inventory is not required in order for Kirkland's Accountants to render an unqualified opinion on the Audited Closing Date Financial Statements. A copy of the Audited Closing Date Financial Statements shall be delivered to Holdings and the Majority Shareholders.

                        (b) Notice of Disagreement. The Audited Closing Date Financial Statements shall become final and binding upon the parties hereto unless Holdings gives written notice of its disagreement (a "Notice of Disagreement") to the Majority Shareholders within twenty (20) days following the delivery to Holdings of the Audited Closing Date Financial Statements. A Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. During a period of ten (10) days following the receipt by the Majority Shareholders of a Notice of Disagreement from Holdings, the parties shall attempt to resolve in writing any differences they may have with respect to any matters specified in the Notice of Disagreement. If at the end of the aforesaid 10-day period, the parties have reached written agreement with respect to all matters covered by a Notice of Disagreement, the Audited Closing Date Financial Statements shall be adjusted to reflect such written agreement and shall become final and binding upon the parties hereto.

                        (c) Disputed Matters. If at the end of the aforesaid 10-day period, the parties shall have failed to reach written agreement with respect to all matters covered by a Notice of Disagreement, then all such matters as to which written agreement has been reached shall become final and binding upon the parties hereto and all such matters as to which written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by the Washington, D.C. office of Deloitte & Touche LLP (the "Arbitrator").

                        (d) Arbitration. The Arbitrator shall consider only the Disputed Matters. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto. Upon resolution by the Arbitrator of all Disputed Matters, the Arbitrator shall prepare and shall deliver to Holdings and the Majority Shareholders a conclusion letter reflecting any written agreement between the parties with respect to adjustments to be made to the Audited Closing Date Financial Statements and reflecting any determination of the Arbitrator with respect to any Disputed Matters, and the Audited Closing Date Financial Statements as adjusted based on the conclusion letter shall be final and binding upon the parties hereto. The fees and expenses of the Arbitrator shall be borne equally by Holdings, on the one hand, and the Majority Shareholders, on the other hand, unless the Arbitrator determines that one of the parties has not proceeded in good faith with respect to the Disputed Matters, in which case such party shall bear fully the fees and expenses of the Arbitrator.

                        (e) Post-Closing Adjustment.

                            (i) Not later than five Business Days subsequent to
the date the Audited Closing Date Financial Statements become final and binding upon the parties hereto in accordance with the preceding paragraphs of this
Section 4.3, a post-closing adjustment will be made, and payments will be made by the Companies to the Shareholders or by the Shareholders to the Companies, as follows:

                               (A) The Redemption Proceeds shall be recalculated
by reference to the Audited Closing Date Financial Statements, as adjusted pursuant to the provisions of paragraphs (b) through (d) of this Section 4.3.

                               (B) If the Preliminary Redemption Proceeds paid
or credited to Shareholders at the Closing, including the Holdback Amount, exceed the Redemption Proceeds as calculated in accordance with paragraph (A) above, such excess shall constitute the "Negative Adjustment Amount." If the Redemption Proceeds as so computed exceed the Preliminary

Redemption Proceeds paid to Shareholders at the Closing, such excess shall constitute the "Positive Adjustment Amount."

                               (C) The Positive Adjustment Amount or Negative
Adjustment Amount, as the case may be, shall be allocated among the Shareholders in proportion to each Shareholder's Percentage Interest.

                            (ii) Any Negative Adjustment Amount allocated (A) to
each Majority Shareholder shall be paid to the Companies by such Majority Shareholders in cash (i.e. by ordinary check), and (B) to each Minority Shareholder shall be applied against the Holdback Amount and the balance of the Negative Adjustment Amount thereafter remaining shall be paid by each Minority Shareholder to the Companies in cash (i.e., by ordinary check). Any Holdback Amount not so applied shall be paid by the Companies to the Minority Shareholders in cash (i.e., by ordinary check). The portion of any Negative Adjustment Amount to be allocated to each Company shall be determined by the Board of Directors of each Company at the time of receipt.

                            (iii) Any Positive Adjustment Amount allocated to
each Shareholder shall be paid by the Companies to such Shareholders in cash (i.e. by ordinary check), and at the same time, the Companies shall pay the Holdback Amount to the Minority Shareholders in cash (i.e. by ordinary check). The portion of any Positive Adjustment Amount to be paid by each Company shall be determined by the Board of Directors of each Company at the time of payment.

                  4.4. Compliance with Corporate Law. The Redemption is subject to the restrictions governing the right of a corporation to purchase its own capital stock under applicable corporate law and such other pertinent Regulations as are now, or may hereafter become, effective. If any of the Companies does not on the Closing Date have sufficient capital available to permit it lawfully to redeem the Minority Redeemed Shares or Majority Redeemed Shares which it is required pursuant to this Article 4 to redeem, the parties shall enter into such amendments to this Agreement as shall reasonably be required in order to provide: (a) for the Companies to redeem fewer Majority Redeemed Shares than currently required pursuant to this Article 4, such that following the Redemption (as so adjusted) and the purchase of shares of common stock by Holdings from the Majority Shareholders as discussed in clause (b) below, the Shareholders shall have received the same net proceeds as would have been the case had the Redemption been able to be consummated in full without regard to this Section 4.4, and (b) for Holdings to purchase fewer shares of common stock from the Companies than is currently required pursuant to Article 3 hereof and for Holdings to purchase such number of shares of common stock directly from the

Majority Shareholders such that following the purchase of the Purchased Shares by Holdings from the Companies and the purchase of shares by Holdings from the Majority Shareholders, Holdings and the Majority Shareholders shall own the same relative percentage interests of the common stock of each Company as would have been the case had the Redemption been able to be consummated in full without regard to this Section 4.4.


                                    ARTICLE 5

                        RECAPITALIZATION OF THE COMPANIES

                  5.1. Recapitalization. On or by the Closing Date, the Companies will file amendments to their charters with their respective states of incorporation in order to effect the Recapitalization as described in this
Article 5. The amended charters shall provide that the authorized capital of each Company shall consist of 500,000 shares of common stock and 100,000 shares of preferred stock, of which preferred stock 68,400 shares will be designated as Class A Preferred Stock ("Class A Preferred Stock") and 31,600 shares will be designated as Class B Preferred Stock ("Class B Preferred Stock"); except that the amended charters of all Group A Companies and Group B Companies shall include an additional 20,000 shares of preferred stock which will be designated as Class C Preferred Stock ("Class C Preferred Stock"), for a total number of shares of preferred stock of Group A Companies and Group B Companies of 120,000 per Company. The 500,000 shares of authorized common stock shall be designated as Voting Common Stock ("Voting Common Stock") and Non-Voting Common Stock ("Non-Voting Common Stock"), depending on whether the Company is a Group A Company, Group B Company, Group C Company or Group D Company, as follows: for Group A Companies and Group B Companies, 498,700 shares of common stock will be designated as Voting Common Stock and 1,300 shares will be designated as Non-Voting Common Stock; and for Group C Companies and Group D Companies, 484,200 shares of common stock will be designated as Voting Common Stock and 15,800 shares will be designated as Non-Voting Common Stock. Of the total of 31,600 shares of authorized Class B Preferred Stock of all Group C Companies and Group D Companies, 21,800 shall be designated as Voting Class B Preferred Stock ("Voting Class B Preferred Stock") and 9,800 shall be designated as Non-Voting Class B Preferred Stock ("Non-Voting Class B Preferred Stock"). The 31,600 shares of authorized Class B Preferred Stock of all Group A Companies and Group B Companies shall be designated simply as Class B Preferred Stock.

                  5.2.  Conversion of Common Stock.

                        (a) In the Recapitalization, the outstanding shares of common stock of each Company held by Majority Shareholders shall be converted so that the total outstanding stock will be all of the authorized stock designated in the charters amended pursuant to Section 5.1. Any Class C Preferred Stock and Class A Preferred Stock outstanding prior to the Recapitalization will remain outstanding and will not be affected by the Recapitalization.

                        (b) The Class A Preferred Stock and the Class B Preferred Stock shall accrue cumulative dividends at the rate of eight percent (8%) per year, payable upon redemption if not earlier paid. The Class C Preferred Stock shall not bear dividends. No dividends shall be paid on the Class A Preferred Stock, Class B Preferred Stock or Common Stock, unless all amounts then due under the Management Agreements have been paid.

                        (c) The common stock of each Company following the Recapitalization shall be issued and outstanding such that Holdings owns 68.4% of the outstanding common stock and each of the Majority Shareholders owns 7.9% of the outstanding common stock. All of the common stock outstanding after the Recapitalization will be Voting Common Stock, except for the following number of shares of the common stock to be issued to each of Bruce Moore and Robert Alderson, which will be Non-Voting Common Stock: 650 shares for each Group A Company and Group B Company and 7,900 shares for each Group C Company and Group D Company.

                        (d) The Class A Preferred Stock of each Company shall be owned by Holdings, and the Class B Preferred Stock of each Company shall be owned by the Majority Shareholders according to the following percentages:
Robert Alderson, 25%; Carl Kirkland, 25%; Bruce Moore, 25%; and Robert Kirkland, 25%. All of the Class B Preferred Stock outstanding after the Recapitalization by the Group C Companies and the Group D Companies will be Voting Class B Preferred Stock, except for 4,900 shares of the Class B Preferred Stock to be owned by each of Bruce Moore and Robert Alderson, which will be Non-Voting Class B Preferred Stock.

                        (e) The aggregate stated value and liquidation preference of the shares of Class A Preferred Stock to be issued by all of the Companies to Holdings will be $30,472,200, the aggregate stated value and liquidation preference of the shares of Class B Preferred Stock to be issued by all of the Companies to the Majority Shareholders will be $14,077,800, and such aggregate amounts of stated value and liquidation preference shall be allocated as follows: Group A Companies -- 74%, Group B Companies -- 25%, Group C Companies -- 0.999% and Group D Companies -- 0.001%. The amounts of stated value and liquidation preference allocated to the Group A Companies, the Group B Companies and the Group C Companies pursuant to the preceding sentence shall be further allocated among each of the Companies within each such Group in accordance with their relative Percentage Values, and the amount of stated value and liquidation preference allocated to the Group D Companies pursuant to the preceding sentence shall be allocated equally among the Group D Companies. The aggregate stated value and liquidation preference of the shares of Class C Preferred Stock to be issued by all of the Group A Companies and Group B Companies to the Majority Shareholders will be $20,000,000, and such aggregate amounts of stated value and liquidation preference shall be allocated $15,000,000 to the Group A Companies in accordance with the relative Percentage Values of such Companies and $5,000,000 to the Group B Companies in accordance with the relative Percentage Values of such Companies. In any liquidation of the Companies or any redemption of any preferred stock of the Companies, the holders of the Class C Preferred Stock of each Company with Class C Preferred Stock outstanding shall receive liquidation payments or redemption proceeds, as the case may be, prior to the holders of common stock, Class A Preferred Stock or Class B Preferred Stock, until the full liquidation preference or redemption proceeds, as the case may be, of such Class C Preferred Stock shall have been fully paid.

                  5.3. Common Stock. The amended and restated Articles or Certificate of Incorporation to be adopted by each of the Companies pursuant to
Section 5.1 shall provide that the Voting Common Stock shall have all voting rights accorded to holders of common stock pursuant to the corporate law of the state of incorporation (at the rate of one vote per share), except with respect to the election of directors. Such amended and restated Articles or Certificate of Incorporation shall also provide that the Non-Voting Common Stock shall be equal in all respects to the Voting Common Stock, except that the Non-Voting Common Stock shall not have voting rights. With respect to the election of directors for any Company, the holders of the Voting Common Stock, voting as a separate voting group, shall have the special and exclusive right at all times to elect three (3) directors to the Board of Directors of such Company. Any director elected by the holders of the Voting Common Stock shall not be subject to removal, other than for cause, unless such removal is approved by a majority of all the votes entitled to be cast by the holders of the Voting Common Stock. A majority of the directors elected by the holders of the Voting Common Stock shall have the right to make all determinations concerning the taking of action by the Companies to enforce the Companies' rights under this Agreement.

                  5.4. Class A Preferred Stock. The designations and preferences of the Class A Preferred Stock to be adopted by each of the Companies pursuant to Section 5.1 shall provide that the Class A Preferred Stock shall not have any voting rights except as set forth in this Section.

                        (a) The holders of a majority of the Class A Preferred Stock of any Company shall have the right at any time to call a special meeting of the shareholders of such Company in order for the shareholders to vote on a proposal to engage in a business combination transaction with one or more other businesses, whether by purchase, sale of substantially all assets, merger, consolidation or otherwise.

                        (b) At any time following the earlier to occur of: (A) such time as it shall be possible for a Company to do so without resulting in a breach of any agreement to which such Company is a party or any event, which with or without the giving of notice or the passage of time, would result in such a breach, or (B) the first anniversary of the Closing Date, the holders of a majority of the Class A Preferred Stock of such Company shall have the right to call a special meeting of the shareholders of such Company in order for the shareholders to vote on a proposal to amend such Company's Articles or Certificate of Incorporation and By-laws as set forth in this paragraph. Such amendment shall eliminate all special voting rights and restrictions of the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, as the case may be, and shall provide that the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock shall have no voting rights except as provided by applicable law. Such amendment shall eliminate any reference to the special voting rights and restrictions of the common stock and shall provide for the conversion of all Non-Voting Common Stock into Voting Common Stock. Such amendment shall delete from the By-laws the special approval provisions set forth in Section 5.7 hereof.

                        (c) At any shareholders meeting called pursuant to paragraph (a) or (b) above, each share of Class A Preferred Stock shall entitle the holder thereof to one vote on the proposal being voted upon, voting together with the holders of common stock and either Voting Class B Preferred Stock, in the case of Group C Companies and Group D Companies, or Class C Preferred Stock, in the case of Group A Companies and Group B Companies, as one voting group. If the shareholders approve such proposal, the matter shall be submitted to the vote of the Board of Directors of the Company. If the Board of Directors of the Company shall not approve the proposal within five days after the date of the shareholders meeting, then the holders of the Class A Preferred Stock, voting as a separate voting group, shall thereafter have the special and exclusive right at all times to elect two (2) directors to the Board of Directors of such Company. Any director elected by the holders of the Class A Preferred Stock shall not be subject to removal, other than for cause, unless such removal is approved by a majority of all the votes entitled to be cast by the holders of the Class A Preferred Stock.

                   5.5. Class B Preferred Stock.


                        (a) The designations and preferences of the Class B Preferred Stock to be adopted by each of the Group A Companies and Group B Companies pursuant to Section 5.1 shall provide that the Class B Preferred Stock shall not have any voting rights.

                        (b) The designations and preferences of the Class B Preferred Stock to be adopted by each of the Group C Companies and Group D Companies pursuant to Section 5.1 shall provide that the Class B Preferred Stock shall not have any voting rights except as set forth in this paragraph. Except with respect to the election of directors, the holders of the Voting Class B Preferred Stock in Group C Companies and Group D Companies shall have the right to vote on all matters as to which holders of the common stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of common stock, voting together with the holders of common stock as one voting group. With respect to the election of directors for any Company, the holders of such Voting Class B Preferred Stock, voting as a separate voting group, shall have the special and exclusive right at all times to elect four (4) directors to the Board of Directors of such Company. Any director elected by the holders of the Voting Class B Preferred Stock shall not be subject to removal, other than for cause, unless such removal is approved by a majority of all the votes entitled to be cast by the holders of the Voting Class B Preferred Stock. The designations and preferences of the Class B Preferred Stock to be adopted by each of the Group C Companies and Group D Companies in connection with the Recapitalization shall provide that the Non-Voting Class B Preferred Stock shall be equal in all respects to the Voting Class B Preferred Stock, except that the Non-Voting Class B Preferred Stock shall not have voting rights.

                  5.6. Class C Preferred Stock. The designations and preferences of the Class C Preferred Stock to be adopted by each of the Group A Companies and Group B Companies pursuant to Section 5.1 shall provide that the Class C Preferred Stock shall not have any voting rights except as set forth in this Section. Except with respect to the election of directors, the holders of the Class C Preferred Stock shall have the right to vote on all matters as to which holders of the common stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of common stock, voting together with the holders of common stock as one voting group. With respect to the election of directors for any Company, the holders of the Class C Preferred Stock, voting as a separate voting group, shall have the special and exclusive right at all times to elect four (4) directors to the Board of Directors of such Company. Any director elected by the holders of the Class C Preferred Stock shall not be subject to removal, other than for cause, unless such removal is approved by a majority of all the votes entitled to be cast by the holders of the Class C Preferred Stock. The Class C Preferred Stock shall be redeemable in whole or in part (pro rata if in part) at the option of the Companies at any time, and shall be mandatorily redeemable in whole upon the earlier to occur of the seventh anniversary of the Closing or the closing of any Sale, Change in Control, Qualified Public Offering or Refinancing. In the event that the Companies do not redeem the Class C Preferred Stock when required in accordance with its terms, dividends will accrue and cumulate thereon at an annual rate of nine percent (9%) until the redemption occurs. All redemption and dividend payment obligations will be subordinated to the Bank Debt and the Mezzanine Debt.

                  5.7. By-laws of the Companies. In connection with the Recapitalization, the By-laws of the Companies shall be amended in order to include a provision requiring the approval of at least one of the directors designated by Holdings pursuant to the terms of the Shareholders Agreement in order for any Company to take any of the following actions:

                        (i) Any sale, lease or assignment of any Company's interest in any assets outside the ordinary course of business.

                        (ii) Any borrowings or incurrence of indebtedness (or series of borrowings or incurrences of indebtedness) within any 12-month period, or any commitment for any of the foregoing, in an amount exceeding $300,000 by any Company or $5 million by all Companies in the aggregate.

                        (iii) Any capital expenditures within any 12-month period in excess of $50,000 by any Company or $1 million by all Companies in the aggregate.

                        (iv) Any sale or other issuance, or any purchase or redemption, of any securities of any Company by any Company.

                        (v) Any merger or consolidation by any Company with any other entity or corporation or liquidation or dissolution.

                        (vi) Any amendment to any Company's Certificate of Incorporation or By-laws.

                        (vii) The removal or election of any corporate officer, or the termination of employment of or hiring of any employee earning annualized compensation of more than $100,000.

                        (viii) Any contract with any Majority Shareholder or any Affiliate of any Majority Shareholder not in the ordinary course of business.


                                    ARTICLE 6

                       SCHEDULES AND COLLATERAL DOCUMENTS

                  6.1. Delivery of Schedules. The Management Shareholders shall deliver to Holdings, no later than May 2, 1996, all of the Schedules required by the terms of this Agreement to be attached hereto other than any which have been attached hereto on the date hereof. In order for such delivery to satisfy the covenant set forth in the preceding sentence, such Schedules must be accompanied by a certificate executed by the Management Shareholders, stating that such Schedules are being attached hereto pursuant to this Section 6.1.

                  6.2. Right of Termination. Holdings may terminate this Agreement, if: (i) either (A) any of the Schedules provided by the Management Shareholders pursuant to Section 6.1 hereof shall not be acceptable to Holdings, in Holdings' sole discretion, or (B) the Management Shareholders shall have failed to provide any of the Schedules required to be provided to Holdings pursuant to Section 6.1 by May 2, 1996, and (ii) Holdings provides notice to the Management Shareholders of its election to terminate this Agreement pursuant to this Section 6.2 no later than May 10, 1996.

                  6.3. Delivery of Collateral Documents. Each of the Majority Shareholders and Holdings agree to negotiate the terms of the Collateral Documents in good faith, with the goal of agreeing to such terms on or before May 15, 1996. After agreement to such terms shall have been reached, each of the Majority Shareholders and Holdings shall sign a certificate reflecting such agreement and setting forth the parties' agreement that the forms of the Collateral Documents as agreed upon shall be the forms in which such Collateral Documents shall be executed and delivered at the Closing, unless otherwise required by the Lenders as a condition to their funding the Bank Debt or the Mezzanine Debt. Any changes to the Collateral Documents required by the Lenders shall be subject to the approval of each of the Majority Shareholders and Holdings.

                                    ARTICLE 7

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                  Each of the Management Shareholders hereby jointly and severally makes the following representations and warranties to Holdings, each of which shall survive the Closing and expire only in accordance with Article 14 hereof, and Robert Kirkland hereby joins in this Article 7 solely for the purpose of making the representations and warranties set forth in Sections 7.2(b), 7.5(b), 7.27(b) and 7.29(b) (individually and not jointly and severally with the Management Shareholders), each of which shall survive the Closing and expire only in accordance with Article 14 hereof:

                  7.1. Organization, Power and Authority. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All of such states of incorporation and foreign qualification jurisdictions are listed on
Schedule 7.1. Each Company has the power and authority to own its property and to carry on its business as presently conducted or contemplated. Correct and complete copies of the Articles or Certificate of Incorporation and By-laws of the Companies, as amended to date have been previously provided to Holdings. None of the Companies is in violation of any term of its Articles or Certificate of Incorporation or By-laws, as amended to date, which violation would have a Material Adverse Effect on any Company. A true and complete list of the officers and directors of the Companies is set forth on Schedule 7.1 hereto, and each such officer and director has been duly elected to such office or directorship. Other than the Majority Shareholders, each of the Companies, and the officers and directors listed on Schedule 7.1 hereto, none of the Companies has any Affiliates.

                  7.2.  Authorization.

                        (a) This Agreement constitutes the valid and binding obligation of each of the Companies and the Management Shareholders, enforceable against each of them in accordance with its terms, and the Collateral Documents will constitute, upon their execution and delivery by the Companies and the Management Shareholders, as the case may be, the valid and binding obligation of each of each of them, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and shareholder action of each Company.

                           (b) Robert Kirkland represents and warrants (and the
Management Shareholders do not represent and warrant) that this Agreement constitutes his valid and binding obligation, enforceable against him in accordance with its terms, and the Collateral Documents to which Robert Kirkland is a party will constitute, upon their execution and delivery by Robert Kirkland, his valid and binding obligations, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally.

                  7.3. Capitalization of the Companies. The authorized capital stock of each Company consists of 1,000 shares of common stock, of which 1,000 shares are currently issued and outstanding (except as shown on Schedule 7.3) and are owned of record and beneficially as shown on Schedule 7.3. All of the outstanding shares have been validly issued, fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. The Purchased Shares are validly issued, fully paid and nonassessable, and will not be subject to, nor will they have been issued in violation of, any preemptive rights. Except for the outstanding shares, the Purchased Shares, the Sub Debt Warrants to be issued at the Closing and the options to be granted to the Management Shareholders pursuant to the Option Agreements at the Closing, or as otherwise provided herein, none of the Companies has issued any other shares of capital stock, there are no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of any Company, and there are no outstanding debt securities of any Company convertible into equity securities or otherwise containing equity provisions. Except as provided herein, none of the Companies has reserved any of its authorized shares of capital stock for any purpose. Except as disclosed on Schedule 7.3 hereto, (a) there are no restrictions on the transfer of the capital stock of any of the Companies other than those arising from federal and state securities laws, and (b) none of the Companies has any understandings or agreements with any of the Shareholders or any other person or entity respecting its capital stock or other securities. All shares of capital stock, options, warrants, notes, bonds or other equity or debt securities which have ever been offered or sold by the Companies ("Securities") have been exempt from registration pursuant to the registration provisions of the Securities Act of 1933 and applicable state securities laws, and no such Securities were registered under any such Act or laws. No private offering memorandum or other information furnished (whether orally or in writing) to any offeree or purchaser of such Securities contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  7.4. Subsidiaries. None of the Companies has any direct or indirect investments in, and none of the Companies is a party to any agreement, commitment or understanding requiring the Company to purchase or acquire any interest in, the equity of any corporation, trust, partnership or business entity, or debt securities convertible into such securities or otherwise containing equity provisions.

                  7.5.  Conflict with other Instruments; Absence of
Restrictions.

                           (a)      The execution, delivery and performance of
this Agreement by the Companies and the Management Shareholders, and the execution, delivery and performance of the Collateral Documents by the Companies and the Management Shareholders, will not contravene any provision of any Company's Articles or Certificate of Incorporation or by-laws and will not result in a breach of, or constitute a Default under, any agreement or other document to which any Company or any of the Management Shareholders is a party or by which any Company or any of the Management Shareholders is bound, or any Regulation which is binding on any Company or any of the Management Shareholders or on any assets of any Company, or result in the creation or imposition of any mortgage, pledge, lien, charge, assessment, encumbrance, claim or restriction of any nature on any assets of any Company or give to others any interest or rights therein or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any instrument or contract to which any Company or any of the Management Shareholders is a party or by which any Company or any of the Management Shareholders is bound. None of the Companies and none of the Management Shareholders has any reason to believe that the execution, delivery and performance of this Agreement and the Collateral Documents will adversely affect performance by third parties under any supply contracts or distribution agreements to which the Company is a party. As of the date hereof, no Default has occurred under this Agreement by any of the Companies or any of the Management Shareholders.

                           (b) Robert Kirkland represents and warrants (and the
Management Shareholders do not represent and warrant) that the execution, delivery and performance of this Agreement by him, and the execution, delivery and performance of the Collateral Documents by him, will not result in a breach of, or constitute a Default under, any agreement or other document to which he is a party or by which he is bound, or any Regulation which is binding on him. As of the date hereof, no Default has occurred under this Agreement by Robert Kirkland.

                  7.6. Government and Third-Party Approvals. Except as listed on
Schedule 7.6 attached hereto, no consent by, approval or authorization of or filing, registration or qualification with any Governmental Entity, corporation, person or other entity (including any party to any contract or agreement with any Company or any of the Majority Shareholders) is required (i) for the execution, delivery and performance of this Agreement by the Companies and the Majority Shareholders, (ii) for the execution, delivery and performance of the Collateral Documents by the Companies and the Majority Shareholders, (iii) in connection with the Companies' and the Majority Shareholders' consummation of the transactions contemplated hereby and thereby or (iv) in order to vest in Holdings good and marketable title in and to all of the Purchased Shares upon the Closing.

                  7.7. Title to Properties; Adequacy of Properties. Each Company has good and marketable title to its properties and assets, whether tangible or intangible, and whether consisting of real or personal property, including, without limitation Copyrights, Patents, Trademarks and other intangibles which it purports to own, as well as all of the properties and assets reflected in the 1995 Balance Sheet and those acquired since the date thereof (except in each case for properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the dates thereof), free and clear of all Liens, except as specifically disclosed in Schedule 7.7 attached hereto. All of said properties and assets currently used in the operation of the Business are in good working order and fit for their intended use. The properties and assets of each Company are adequate in all respects to conduct its Business as now conducted.

                  7.8.  Other Representations Regarding Company Assets.

                  (a) Accounts Receivable. All of the Accounts Receivable as of December 31, 1995 are reflected on the 1995 Balance Sheet and all of the Accounts Receivable as of the Closing Date will be reflected on the Unaudited Closing Date Balance Sheet. Each of the Accounts Receivable constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company, has been acquired in the ordinary course of business, and no such account receivable has arisen from any transaction with the United States or any department or agency thereof. The Accounts Receivable listed on the 1995 Balance Sheet and/or on the Unaudited Closing Date Balance Sheet (i) have arisen or will arise solely in the ordinary course of business of the Company; (ii) represent or will represent, upon their creation, valid obligations due to the Company and are enforceable or will, upon their creation, be enforceable in accordance with their terms; and (iii) are or upon their creation will be collectible on or before the 120th day following the Closing Date in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms, less the amount of any reserve for doubtful accounts maintained by the Company in accordance with GAAP. No account debtor has any valid set-off, deduction or defense with respect thereto, and no account debtor has asserted any such set-off, deduction or defense, except as may result from the right of the Companies' customers to return merchandise in accordance with the provisions of the Companies' standard merchandise return policy.

                  (b) Cash Accounts. Schedule 7.8(b) hereto lists (i) the name and city of every bank or other financial institution in which each Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and (ii) the account number of each account.

                  (c) Equipment. The items of Equipment are, and on the Closing Date will be, in good working order and fit for their intended use.

                  (d) Inventory Generally. All items of Inventory reflected in the Financial Statements are, and all items of Inventory to be reflected on the Unaudited Closing Date Balance Sheet will be, in good and merchantable condition and salable in the ordinary course of business. Such Inventory is valued on an average cost basis in accordance with GAAP, and does not include any defective or obsolete items. The Companies do not hold any items of Inventory on consignment or have title to any items of Inventory in the possession of others except for items of Inventory in shipment to the Companies.

                  (e) Leasehold Improvements. The Leasehold Improvements are, and on the Closing Date will be, fit for their intended use. All of the movable trade fixtures may be removed by the Company, as the current lessee, from the premises on which they are attached without giving rise to any obligation on the part of the Company, as the lessee, to compensate the applicable landlord for any diminution in the value of the leased premises as a result of such removal.

                  (f) Owned Real Property. Attached hereto as Schedule 7.8(f) is an accurate list and summary description of all Owned Real Property, together with a brief description of all structures located thereon and any existing title insurance policies which any of the Companies has, and except as set forth on Schedule 7.8(f), there are no options, licenses, leases, rights of first refusal, conditional sales agreements, or similar arrangements respecting the Owned Real Property. Except as set forth in Schedule 7.8(f), Kirkland's has and on the Closing Date will have, free and clear of all Liens except for Permitted

Liens, good, valid, record and marketable title to all of the Owned Real Property. Other than the Owned Real Property, the Companies own no Real Property. Since December 31, 1995, there has been no damage, destruction or loss (whether or not covered by insurance), with respect to any Owned Real Property.

                  (g)      Leased Real Property.

                           (i)  Attached hereto as Schedule 7.8(g) is an
accurate list and summary description of all Leased Real Property. The Leased Real Property constitutes all of the Real Property which is leased or used by the Companies other than the Owned Real Property. The lessor of each parcel of Leased Real Property is identified on Schedule 7.8(g), together with the full and accurate mailing address of each such lessor, of which the Companies have notice. The Companies and the Management Shareholders have previously delivered to Holdings the Leases. All of the Leases contain customary commercial terms and, subject to provisions concerning default, afford the Companies peaceful and undisturbed possession of the Leased Real Property.

                           (ii) Except for the occupancy and use of the Leased
Real Property by the Company, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Leased Real Property, and no person or entity other than the Companies occupies or uses any portion of the Leased Real Property.

                  (h)      Real Property Generally.

                           (i) No assessments for public improvements have been
made against any Owned Real Property or, to the best knowledge of the Management Shareholders, any Leased Real Property, and no current installments of such assessments remain unpaid and, to the best knowledge of the Management Shareholders, no such Real Property will be assessed for any street paving or curbing heretofore laid or any other public improvements heretofore made. To the best knowledge of the Management Shareholders, no ordinance authorizing improvements, the cost of which might be assessed against any Owned Real Property or Leased Real Property, is pending or contemplated.

                           (ii) There are no pending or, to the knowledge of any
of the Management Shareholders, threatened, (A) condemnations, eminent domain or similar proceedings, or (B) assessments, which could affect any part of the Owned Real Property. To the knowledge of any of the Management Shareholders, there are no pending or threatened condemnations, eminent domain or similar proceedings, or assessments, which could affect any part of the Leased Real Property. From the date of this Agreement through the Closing Date, the Management Shareholders and the Companies agree to notify Holdings immediately upon learning that any assessment, or any condemnation, eminent domain or similar proceeding, has been commenced or is threatened, which could affect any part of the Owned Real Property or Leased Real Property.

                           (iii)  Except as listed on Schedule 7.8(h), the
zoning, land use, building or safety law or ordinance or other administrative regulation of the city, town, county, village, state or municipality in which any Owned Real Property or, to the knowledge of the Management Shareholders, any Leased Real Property, is located are not violated by existing structures, and are not violated by nor prevent or interfere with or adversely affect, the continued use and operation of the Business for the same purposes and operations as presently exist, none of the Companies has received any notice of any such violation with which it has not fully and timely complied. Except as set forth on Schedule 7.8(h), there is no outstanding notice of violation, order or citation against any Company under any law, ordinance, governmental rule or regulation relating to any of the Leased Real Property, and the Leased Real Property is in good operating condition and in a state of good maintenance and repair sufficient for the efficient operation of the Business.

                  (i) Intellectual Property and Information. To the knowledge of the Management Shareholders, no patent, tradename, trademark, service mark, copyright or license not included in the Intellectual Property and Information is necessary to permit the business of the Company to be conducted as now conducted. Except as set forth on Schedule 7.8(i) hereto, no claim is pending or threatened to the effect that (i) the present or past operations of the Business infringe upon or conflict with the asserted rights of any other person in respect of any of the Intellectual Property and Information or (ii) any Intellectual Property and Information is invalid or unenforceable. To the knowledge of the Management Shareholders, none of the Intellectual Property and Information infringes on the rights of third parties, and the Company is not making unauthorized use of any confidential information or trade secrets of any person.

                  (j) Completeness and Condition of Assets. All of the assets used in the operation of the Business, including the Owned Real Property and Leased Real Property and the structures thereon, are in good operating condition sufficient to operate the Business as presently conducted (reasonable wear and tear excepted) and are fit for the purpose for which they are intended. The Companies has access to all utilities, including water and sewage or subsurface disposal systems, as the case may be, necessary to operate the Business in the normal course as presently operated. Other than the Companies, there are no corporations or other entities which conduct the Business, any shares of which are owned by any of the Majority Shareholders.

                  7.9.  Financial Statements and Related Information.

                  (a) Financial Statements. The Audited Historical Financial Statements have been delivered to Holdings. The Audited Historical Financial Statements are based on the Books and Records of the Companies (with adjustments to reflect inventory capitalization and depreciation) and were prepared in accordance with GAAP and, when read together with the notes thereto, present fairly and accurately the financial position and the results of the operations of the Companies as at the respective dates thereof and for the periods reported therein, and the Audited Historical Financial Statements do not reflect the financial position or include the results of operations of any corporation or entity other than the Companies (other than any corporation which has been dissolved). Any Interim Financial Statements delivered in accordance with
Section 10.1(n) hereof will be in accordance with the Books and Records of the Companies and will be prepared in accordance with GAAP (other than the absence of adjustments to reflect inventory capitalization and depreciation) and will present fairly and accurately the financial position and the results of the operations of the Companies as at the respective dates thereof and for the periods reported therein. Upon delivery in accordance with Section 10.5 hereof, the Unaudited Closing Date Financial Statements will be in accordance with the Books and Records of the Companies and will be prepared in accordance with GAAP (other than the absence of adjustments to reflect inventory capitalization and depreciation), and will present accurately the financial position and the results of the operations of the Companies as of the date preceding the Closing Date; with the understanding that the financial information respecting the month in which the Closing occurs will be presented by the Management Shareholders based on the Books and Records of the Companies, and that the Management Shareholders agree to use their best efforts to project as accurately as reasonably possible such Closing month financial information.

                  (b) Absence of Undisclosed Liabilities. On December 31, 1995, the Companies had no Liabilities except as and to the extent reflected in the 1995 Balance Sheet or in this Agreement or in any Schedule hereto. The Companies have no Liabilities, and, to the knowledge of the Management Shareholders, no basis for any Liability exists other than (i) any reflected in the 1995 Balance Sheet, the balance sheet included in the most recent Interim Financial Statements, in this Agreement or in any Schedule hereto or (ii) any Liabilities meeting both of the following conditions: (A) such Liabilities arose since December 31, 1995 in the ordinary course of business of the Company and in compliance with the covenants and agreements of the Company herein contained, and (B) such Liabilities are set forth on the Unaudited Closing Date Balance Sheet.

                  (c) Affiliated Relationships. All services rendered by any Company to any of the Shareholders or any Affiliate of any of the Shareholders, and all services rendered by any of the Shareholders or any Affiliate of any of the Shareholders to any Company, have been recorded in the accounts of such Company at their full value, as if they were rendered in arm's length transactions. All goods sold by any Company to any of the Shareholders or any Affiliate of any of the Shareholders, and all goods sold by any of the Shareholders or any Affiliate of any of the Shareholders to any Company, have been recorded in the accounts of such Company at their full value, as if such goods were transferred in arm's length transactions.

                  7.10. Permits. The Companies have obtained all Permits required by Law. All such Permits are in full force and effect, and the Business is currently being operated in compliance with the terms of all such Permits.

                  7.11. Foreign Corrupt Practices Act of 1977. None of the Companies and none of the Majority Shareholders on behalf of any Company has made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any person in violation of the Foreign Corrupt Practices Act of 1977.

                  7.12. Corporate Records. The Books and Records are true and complete in all material respects and fairly record and reflect all transactions material to the operations of the Companies.

                  7.13. Litigation. Except as set forth on Schedule 7.13, no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Management Shareholders, threatened against any Company or the transactions contemplated by this Agreement, and none of the Management Shareholders knows of any basis for any such litigation, arbitration, investigation or proceeding. No Company is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

                  7.14. Conduct of Business. Between December 31, 1995 and the date hereof, the Business has been conducted only in the ordinary course and in a manner consistent with past practices.

                  7.15. Absence of Changes. Between December 31, 1995 and the date hereof there has not been:

                  (a) Any Material Adverse Effect, except changes in the ordinary course of business, none of which has resulted or could be reasonably expected to result in a Material Adverse Effect;

                  (b) Any event or condition of any nature whatsoever which individually or in the aggregate has resulted in or could be reasonably expected to result in a Material Adverse Effect;

                  (c) Any Material Adverse Effect which has resulted from or has been threatened in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy, whether or not covered by insurance.

                  (d) Any claims not covered by applicable policies of liability insurance within the maximum insurable limits of such policies;

                  (f) Any transaction by any Company not in the ordinary course of business as conducted on that date;

                  (g) Any amendment to the Articles or Certificate of Incorporation or By-laws of any Company;

                  (h) The creation or attachment, or notice thereof, of any Lien on the assets of any Company;

                  (i) Any sale or transfer of any of the Companies' assets not in the ordinary course of business (other than the sale of used cash registers and semi-annual discount sales);

                  (j) Any incurrence of any debts, Liabilities or obligations except in the ordinary course, consistent with past practice, or any waiver of any rights of substantial value;

                  (k) Any discharge or satisfaction of any Liens, or any payment of any Liens or Liabilities, except in the ordinary course of business, consistent with past practice;

                  (l) Any increase in the salary or other compensation payable by any Company to any of its executive officers or directors or the declaration, payment, commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person;

                  (m) Any dividends or distributions of cash or property by any Company to any of the Shareholders, including, without limitation, any portion of the 1995 Pre-Tax Income;

                  (n) Any sale, transfer or issuance of any capital stock, equity security or debt security of any Company or any option, warrant, right or commitment or agreement entered into requiring or permitting any such sale, transfer or issuance; or

                  (o) Any agreement by any Company to do any act which would render any of the preceding clauses inaccurate, other than the transactions specifically contemplated to occur pursuant to this Agreement.

                  7.16. Contracts, Leases, Etc. Except as listed and described on Schedule 7.16 or any other Schedule attached hereto, none of the Companies is a party to any Contract of the type described below:

                  (a) agreement or commitment with any present or former shareholder, director, or officer.

                  (b) agreement, commitment or arrangement with any labor union or other representative of Employees;

                  (c) written employment agreement or severance agreement with any Employee involving the payment of more than $10,000 individually during the term thereof. If the Companies are parties to such agreements involving the payment by the Companies of more than $50,000 in the aggregate during the term thereof, then all such Contracts shall be listed and described on Schedule 7.16 without regard to the amount required to be paid under any individual agreement;

                  (d) agreement or commitment for the performance of services by a third party which involves in any one case Fifty Thousand Dollars ($50,000.00) and is not cancelable on thirty (30) days notice or less without penalty.
Schedule 7.16 also contains a list of the 20 largest (in terms of dollar amount) outstanding purchase orders for Inventory as of April 5, 1996;

                  (e) agreement or commitment to sell or supply products or to perform services which obligates any Company to sell products or perform services which involves in any one case Fifty Thousand Dollars ($50,000.00) which is not cancelable on thirty (30) days notice or less without penalty;

                  (f) distribution agreement where any Company is acting as supplier or distributor or any agency agreement where any Company is acting as principal or agent;

                  (g) any lease under which the Company is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of $10,000, and any lease under which the Company is either lessor or lessee of Real Property, including any Lease (as defined herein), other than any Lease listed on Schedule 7.8(g);

                  (h) note, debenture, mortgage, pledge, charge, security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for borrowing or lending of money (including, without limitation, loans to or from officers, directors, Shareholders or any member of their immediate families), agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (i) agreement, contract or commitment for any charitable or political contribution;

                  (j) agreement, contract or commitment for any capital expenditure in excess of Twenty Five Thousand Dollars ($25,000.00);

                  (k) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person;

                  (l) license, franchise, distributorship or other similar agreement, including those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by it in the operation of its business;

                  (m) agreement with any Governmental Entity;

                  (n) power of attorney granted by any Company in favor of any person or entity, other than any power of attorney contained in any Lease listed on Schedule 7.8(g);

                  (o) other agreement requiring payments or other consideration by or from any Company in excess of Twenty Five Thousand Dollars ($25,000.00) during the remainder of its term; or

                  (p) other material agreement, contract or commitment not made in the ordinary course of business.

Each of the Contracts is valid and enforceable in accordance with its terms; the Companies, and to the knowledge of the Management Shareholders, the other parties thereto, are in compliance with the provisions thereof; none of the Companies, and to the knowledge of the Management Shareholders, none of the other parties thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by any Company, or to the knowledge of the Management Shareholders, any other party.

Except for the provisions of any Lease which specifically requires the payment of fees in connection with the assignment of the Lease (including a collateral assignment to secure indebtedness) or a change in control of the Company which is the lessee thereunder, none of the Contracts contains any provisions which would cause the Company which is a party thereto to be liable to the other party thereto for any amount (or any increased price for goods or services being provided by the other party thereto) as a result of the consummation of the transactions contemplated hereby. None of the Contracts (other than the Leases) contains any provisions which would cause the Company which is a party thereto to be liable to the other party thereto for any amount in the event that following the Closing, the Company terminates such Contract, so long as such termination does not constitute a breach of such Contract by the applicable Company.

None of the terms or provisions of any of the Contracts (other than the Leases) includes a restriction on any Company's ability to compete and none of the terms or provisions of any of the Contracts adversely affects the Condition. Each lease of personal property to which the Company is a party, which provides for total rental payments during the lease term in excess of $25,000, is fully effective and affords the Company peaceful and undisturbed possession of the subject matter of the lease. The Companies and the Majority Shareholders agree to make all of the Contracts available to Holdings prior to the Closing upon the request of Holdings.

                  7.17. Warranties and Liabilities. Except pursuant to the Companies' standard merchandise return policy, none of the Companies has given or made any warranties to third parties with respect to any products sold or services performed by it, except for warranties arising by operation of law and warranties made in respect of products which are no broader in scope or longer in duration than the respective warranties on such products given to the Company by the manufacturers of such products.

                  7.18. Product Matters. The Companies and the Management Shareholders have delivered to Holdings a loss run, statistical run and a narrative of incidents, events and claims under all product warranty plans and product liability insurance policies relating to the Companies, certified to be correct by the Management Shareholders or, in the case of insurance policies, the Companies' insurance brokers. Such loss run and narrative is true and correct in all material respects. The Companies are insured under all policies of insurance relating to product liability and listed on Schedule 7.19 for and against any claim for product liability based on any event occurring prior to the Closing Date, and such insurance coverage will continue in effect after the Closing Date unless terminated in accordance with its terms by the Companies.

                  7.19. Insurance. Schedule 7.19 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular or other insurance held by or on behalf of the Companies (specifying for each such insurance policy, except the policies for worker's compensation and vehicular insurance, the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $5,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof). Such policies and binders are valid, in full force and effect and sufficient to protect the Companies and their assets against all insured hazards, subject to the deductibles provided in such policies. None of the Companies is in default with respect to any provision contained in any such policy or binder and none of the Companies has failed to give any notice or present any claim of which it has notice under any such policy or binder in a timely fashion. None of the Companies has received or given a notice of cancellation or non-renewal with respect to any such policy or binder. None of the Management Shareholders has any knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. None of the Management Shareholders has any knowledge of any state of facts or the occurrence of any event that is reasonably likely to form the basis for any claim against any Company which is not fully covered by the policies referred to on Schedule 7.19. None of the Companies has received written notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 7.19 will not be available in the future on substantially the same terms as now in effect.

                  7.20. Licensing Arrangements, Joint Ventures, Etc. Schedule
7.20 attached hereto contains a list of all licensing arrangements, joint ventures and royalty and franchise agreements which any Company has entered into and by which it is bound or will be bound as of the Closing.

                  7.21. Transactions with Affiliates. Neither any director, officer or shareholder of any Company, nor Betsy Weiss, James Harris, Connie Scoggins, Chris LaFont or Toni Warren, nor any Affiliate of any of the foregoing has during the past two years: (a) received or earned, or (b) had an ownership interest (whether direct or indirect) in any business, corporate or otherwise, which has or had any business arrangement or relationship of any kind under which it has received or earned, payments from any Company in excess of $5,000 in any year (other than salaries, wages and bonuses), except as described in
Schedule 7.21 attached hereto. There are no contracts or obligations between any Company and any director, officer, Shareholder or employee of any Company or any Affiliate of any such person except for those identified on Schedule 7.21 or another Schedule hereto, a complete copy of each of which (including all amendments) has been delivered to Holdings. Except as set forth on Schedule 7.21, none of the Companies is indebted to any Shareholder or the Affiliates of any Shareholder (the "Shareholder Loans"), and Schedule 7.21 contains a complete list of all amounts owed to any Company by any Shareholder or by the Affiliates of any Shareholder (the "Shareholder Receivables").

                  7.22.  Compensation to Employees, etc.

                  (a) Schedule 7.22 lists each of the Employees currently employed by the Companies whose annualized aggregate compensation as salary, wages and bonuses during 1995 exceeded $50,000 ("Highly Paid Employees"), and indicating the amount of the 1995 salary, wages and bonuses for each such Employee. In addition, Schedule 7.22 lists (i) the base salary, as currently in effect, for each of the Highly Paid Employees, (ii) the bonus arrangements, if any, currently in effect for each of the Highly Paid Employees, (iii) the commission arrangements, if any, currently in effect for each of the Highly Paid Employees and (iv) the date on which the most recent salary increase went into effect for each of the Highly Paid Employees and the amount of each such increase. There are no agreements, contracts or collective bargaining agreements covering or applicable to any officer, director, or employee of any Company, except as set forth on Schedule 7.21 or Schedule 7.22. Except as disclosed on
Schedule 7.21 or Schedule 7.22, the Company has not agreed to increase the compensation level of any of its officers, directors, Employees or independent contracts or has any understanding respecting such an increase.

                  (b) The Company does not have and for the past three fiscal years has not had (i) any unfair labor practice charge or complaint or other proceeding pending or, to the best knowledge of the Management Shareholders, threatened against any Company before the National Labor Relations Board, and there is no labor strike pending or, to the best knowledge of the Management Shareholders, threatened against or involving any Company, (ii) any labor strike, slowdown or stoppage pending or, to the best knowledge of the Management Shareholders, threatened against or affecting any Company, (iii) any pending collective bargaining negotiations relating to the employees of any Company,
(iv) pending petitions for recognition of a labor union or association as the exclusive bargaining agent for any or all of the Employees, and, to the best knowledge of the Management Shareholders, there has not been any general solicitation of representation cards by any union seeking to represent any or all of the Employees as their exclusive bargaining agent, (v) any collective bargaining agreements or (vi) any arbitrations, grievances, suits or administrative proceedings before any

Governmental Entity relating to labor or employment matters involving any Employees.

                  7.23. Overtime, Back Wages, Vacation, Discrimination, and Occupational Safety Claims. Except as set forth in Schedule 7.23, there is no Litigation against any Company (whether under federal or state law, under any employment agreement, or otherwise) asserted by any Employee on account of or for, and to the knowledge of the Management Shareholders, there are no outstanding claims against any Company (whether under federal or state law, under any employment agreement, or otherwise) asserted by any Employee on account of or for, (i) overtime pay, other than overtime pay for work done during the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work, and there are no such claims which have not been asserted. Except as set forth on
Schedule 7.23, no person or party (including any governmental agency of any kind) has commenced any Litigation against any Company or, to the best knowledge of the Management Shareholders, threatened to assert any claims against or has any basis for or contemplates any action or proceeding against any Company, under or arising out of, any statute, ordinance or regulation relating to discrimination or occupational safety in employment or employment practices (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, The Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended). Except as set forth on Schedule 7.23, the aggregate potential Liability of the Companies under any and all claims against the Companies of the type described in the preceding two sentences which are not the subject of pending Litigation will not exceed $50,000.

                  7.24.  Benefit Matters.

                  (a) Benefit Plans Generally. Schedule 7.24 attached hereto contains a true and complete list of all Benefit Plans, maintained currently or at any time in the past six years by any Company or any ERISA Affiliate or with respect to which contributions are made or have been made at any time in the past six years by any Company or any ERISA Affiliate (including health, life insurance and other benefit plans maintained for retirees), whether or not such plans are "employee benefit plans" within the meaning of Section 3(3) of ERISA, and whether or not such plans, programs and arrangements are in the nature of formal or informal understandings, and whether or not pursuant to any collective bargaining arrangements, but excluding normal payroll practices including, without limitation, the continuation of regular wage payments on account of vacation, holiday, short illness, jury duty or other like absence.

                  (b) Multiemployer Plans Generally. None of the Companies and none of the ERISA Affiliates is or has ever been a party to any pension plan or welfare benefit plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), a "multiple employer plan" (within the meaning of section 413 of the Code) or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA).

                  (c) Pension Plans. None of the Companies and none of the ERISA Affiliates maintains, has ever maintained, or has had any obligation under a plan subject to Title IV of ERISA.

                  (d) Welfare Plans. No Benefit Plan maintained by the Companies or its ERISA Affiliates which is a "welfare plan" within the meaning of Section 3(1) of ERISA has any reserves, assets, surplus, or prepaid premiums.

                  (e) Qualified Plans. With respect to each of the Benefit Plans intended to qualify under Section 401(a) or 403(a) of the Code, the plan has been maintained and administered at all times in material compliance with its terms and applicable laws and regulations and has been so qualified during the period from its adoption to date and the trust forming a part thereof is exempt from taxation pursuant to Section 501(a) of the Code.

                  (f) Collective Bargaining. None of the Companies and none of the ERISA Affiliates is or ever has been a party to any collective bargaining agreement.

                  (g) Compliance. Each Benefit Plan complies in all material respects and has been administered in all material respects in accordance with all applicable laws and regulations including, without limitation, ERISA and the Code. All applicable reporting, disclosure, fiduciary and tax qualification requirements under ERISA and the Code have been fully and timely satisfied. The Companies and the ERISA Affiliates have filed or caused to be filed with the Internal Revenue Service annual reports on form 5500 or 5500C/R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. All statements and disclosures made on documents or forms filed or distributed pursuant to the applicable reporting and disclosure requirements under ERISA and the Code have been true and complete in all material respects and have been filed or distributed timely. No Benefit Plan has been assessed any excise tax liability. To the best knowledge of the Companies and the Management Shareholders, no event has occurred that would likely result in any Benefit Plan incurring such excise tax liability.

                  (h) Contributions. Each of the Companies and ERISA Affiliates, as applicable, has made all payments and contributions to all Benefit Plans on a timely basis as required by the terms of each such plan and any applicable law. All such payments and contributions have been deducted fully by the applicable Companies or ERISA Affiliates for federal income tax purposes. Such deductions have not been challenged or disallowed by any government entity and none of the Companies has any reason to believe that such deductions are not properly allowable. The Companies and ERISA Affiliates have funded or will fund prior to Closing each Benefit Plan in accordance with the terms of each such plan and, with respect to the current plan year for benefits accrued through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the date hereof. No Benefit Plan is subject to Section 302 of ERISA or Section 412 of the Code.

                  (i) Prohibited Transactions. To the best knowledge of the Companies and the Management Shareholders: (1) no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan, for which no statutory, class or other exemption exists and Schedule 7.24 sets forth a complete and accurate list of each such prohibited transaction for which a statutory, class or other exemption applies;
(2) no civil or criminal action brought pursuant to part 5 of Title I of ERISA is pending or is threatened in writing or orally against any fiduciary who is an employee or director of any Company; (3) no civil or criminal action brought pursuant to part 5 of Title I of ERISA is pending or is threatened in writing or orally against any fiduciary who is not an employee or director of the Company; and (4) no fiduciary violations, as defined in Section 404 of ERISA, have occurred with respect to which any Company or any ERISA Affiliate could have any present or future liability or obligation. Each Benefit Plan is, and has been, operated and administered substantially in accordance with the appropriate written plan documents or other applicable provisions of the Code.

                  (j) Documentation. The Companies and the Management Shareholders have provided to Holdings correct and complete copies of the following documents: (i) all plan documents, amendments and trust agreements relating to each Benefit Plan including, without limitation, any insurance contracts under which benefits are provided, as currently in effect; (ii) the most recent annual and periodic accountings of plan assets; (iii) the most recent Internal Revenue Service notification letter relating to the pension benefit plans and a list identifying all amendments not covered by such notification letter, regarding such plan, including the date such amendments were adopted and effective; (iv) to the extent such reports were required, all annual reports filed on form 5500 or 5500C/R, as applicable, for the past three years, including accompanying schedules; (v) the current summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan, as well as other Benefit Plan related employee communications, such as pamphlets, booklets and brochures; and (vi) all insurance contracts, annuity contracts, investment advisory agreements, fidelity bonds and fiduciary liability policies and related applications, and all filings, applications to and correspondence with any Governmental Entity, written disputed claims made by or against any Benefit Plan, administration contracts, investment management agreements, service provider agreements, audit reports, written legal advice relating to any Benefit Plan, prohibited transaction exemptions, and resolutions of the Board of Directors of the Companies relating to any of the foregoing.

                  (k) Continuation Coverage. Each Benefit Plan that is a "group health plan" (within the meaning of Section 607 of ERISA) is and has been operated in compliance with all requirements of Sections 601 through 608 of ERISA and either (i) Section 162(i)(2) and (k) of the Code and the regulations promulgated thereunder (prior to 1989) or (ii) Section 4980B of the Code and the regulations promulgated thereunder (after 1988), as well as all comparable requirements arising under the laws of any state, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.
Schedule 7.24 attached hereto is a true and complete list of all former Employees of the Companies and their ERISA Affiliates and the beneficiaries of such Employees who, as of the Closing Date, are receiving or who are eligible to elect to receive benefits pursuant to such plans, the provisions of ERISA and the Code, or any state law.

                  (l) Post-Retirement Benefits. No Benefit Plan maintained by the Companies or any ERISA Affiliate provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits or has any obligation under any plan that provides such benefits, except to the extent of the continuation coverage rules as provided under the provisions of Section 4980B of the Code and Sections 601 through 608 of ERISA and the provision of certain post-retirement life insurance benefits.

                  (m) Communications. To the best knowledge of the Companies and the Management Shareholders, all communications with respect to each Benefit Plan by any Person having the requisite authority to make such communications reflect and always have reflected accurately the material terms and conditions of each such Benefit Plan, and there have been no written statements or communications, no oral statements or communications made to any Employee of any Company or any ERISA Affiliate in any form by any Person (including, without limitation, any officer, director or other Employee having the requisite authority to do so of any Company or ERISA Affiliate) which provide for or could be construed as a contract or promise by any Company or ERISA Affiliate to provide for any pension, welfare or other insurance type benefits to any such Employee, whether before or after retirement.

                  (n) Additional Payments. None of the Companies and none of the ERISA Affiliates is a party to any Contract, that has resulted or would result from the consummation of the transactions contemplated herein or otherwise, separately or in the aggregate, in: (i) the entitlement of any individual to severance pay, or (ii) the acceleration of the time of payment or vesting of, or an increase in the amount of compensation due to any individual from the Companies or any ERISA Affiliate, or (iii) the payment of an amount subject to the provisions of Code Section 280G.

                  (o) Litigation. There is not and there has not been any pending or, to the best knowledge of the Management Shareholders, threatened, litigation or arbitration concerning or involving any Benefit Plan. No complaints to or by any Governmental Entity have been filed or, to the best knowledge of the Management Shareholders, are threatened or are expected, with respect to any Benefit Plan. No claims have been made or, to the best knowledge of the Management Shareholders, are threatened or expected, with respect to any bond or any fiduciary liability or other similar insurance with regard to the actions of any Person in connection with any Benefit Plan, nor has there been nor, to the best knowledge of the Management Shareholders, is there expected to be any notice to any insurer under any such bond or policy with regard to any Benefit Plan. No application for any bond or fiduciary liability or similar insurance policy with respect to any Benefit Plan has been rejected, nor is any such bond or policy now subject to any qualification, condition or exclusion.

                  7.25.  Hazardous Substances.

                  (a) Compliance. Except as set forth on Schedule 7.25, each of the Companies (i) to the knowledge of the Management Shareholders, is now and has always been in compliance with all Environmental Laws (as hereinafter defined) which compliance includes, but is not limited to, the possession by the Companies of all Permits and other governmental authorizations currently or previously required by the Companies under applicable Environmental Laws, and compliance with the terms and conditions thereof; and (ii) has received no written or oral notice from any Governmental Entity, citizens group, Employee or other Person relating to the Companies' compliance with any Environmental Laws, and is in full compliance with the terms or conditions of all Permits and governmental authorizations. All Permits and other governmental authorizations currently held by any Company which relate to the Environmental Laws are identified on Schedule 7.25 attached hereto.

                  (b) Discharges, Etc. To the knowledge of the Management Shareholders, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern (as hereinafter defined), that form or could reasonably be expected to form the basis of any Environmental Claim against any Company or against any Person or entity whose liability for any Environmental Claim any Company has or may have retained or assumed either contractually or by operation of law. To the best knowledge of the Management Shareholders, no impact on the operations of any Company, and no restrictions on an expansion of the operations of any Company, could result due to the presence of any environmentally sensitive area.

                  (c) Disposal; Conditions. All on-site and off-site locations where any Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified on Schedule 7.25 attached hereto. There are no pending, or to the best knowledge of the Management Shareholders threatened, claims against any Company arising in respect of any Real Property now or formerly owned, leased or used by any Company. Except as set forth on
Schedule 7.25 attached hereto, to the knowledge of the Management Shareholders, at no time have there been above-ground or underground storage tanks located on or in any Real Property now or formerly owned, leased or used by any Company and there is no asbestos or urea formaldehyde foam insulation contained in or forming part of any building, building component, structure or office space located on or in any Real Property now or formerly owned, leased or used by any Company. To the knowledge of the Management Shareholders, no polychlorinated byphenyls (PCBs) are present, in use or stored at any Real Property now or formerly owned, leased or used by any Company.

                  (d) Spillage, Etc. To the knowledge of the Management Shareholders, there have been no spills, discharges, leaks, emissions, injections, escapes, dumpings or releases of any kind whatsoever of any Materials of Environmental Concern in or on the Real Property now or formerly owned, leased or used by any Company. No Company has discharged, leaked, emitted, injected, allowed escape, dumped or released any Materials of Environmental Concern on any Leased Real Property, Owned Real Property or on any other Real Property. Each Company has complied in all material respects with all notice requirements of the Environmental Laws regarding any storage, use, spills, underground storage tanks, discharges, leaks, emissions, injections, escapes, dumpings or releases of any kind whatsoever of any Materials of Environmental Concern in or on all Real Property now or formerly owned or leased by any Company.

                  7.26. Solvency. Prior to the consummation of the transactions contemplated hereby, each Company is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and mature, and has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  7.27.  Title to Redeemed Shares.

                     (a) Each Management Shareholder has good and valid title to his Majority Redeemed Shares, free and clear of all Liens (except for any Liens disclosed on Schedule 7.27, each of which Liens will be discharged at the Closing upon payment of the Pre-Closing Debt pursuant to Article 2 hereof). Upon delivery of such Majority Redeemed Shares to the Companies and payment therefor pursuant hereto, good and valid title to such Majority Redeemed Shares, free and clear of all Liens will pass to the Companies.

                     (b) Robert Kirkland represents and warrants (and the Management Shareholders do not represent and warrant) that he has good and valid title to his Majority Redeemed Shares, free and clear of all Liens (except for any Liens disclosed on Schedule 7.27, each of which Liens will be discharged at the Closing upon payment of the Pre-Closing Debt pursuant to Article 2 hereof). Upon delivery of such Majority Redeemed Shares to the Companies and payment therefor pursuant hereto, good and valid title to such Majority Redeemed Shares, free and clear of all Liens will pass to the Companies.

                  7.28. Brokerage and Expenses. The Companies shall be responsible for the payment of all fees and expenses incurred or to be incurred by the Companies, Holdings or by the Shareholders in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby.

                        The fees and expenses of The Robinson-Humphrey Company, Inc. and J.C. Bradford & Co. pursuant to an engagement letter dated February 23, 1995, and the fees and expenses of the accountants, attorneys and other experts employed by the Companies in connection with the negotiation, preparation and execution of this Agreement and the Collateral Documents and in regard to the Closing documents that are not paid by the Companies prior to the Closing Date but are accrued as a current liability under the Audited Closing Date Financial Statements shall be deducted from the Closing Date Adjusted Working Capital.

                        All other fees and expenses of the transaction that are paid by the Companies prior to the Closing Date or are accrued as a current liability under the Audited Closing Date Financial Statements, including without limitation the costs incurred in connection with acquiring any Required Consents, the fees and expenses of Kirkland's Accountants incurred in connection with the audit of the Closing Date Financial Statements pursuant to Section 4.2(a), the preparation of any Returns for the portion of any Straddle Period ending on and including the day preceding the Closing Date, and the fees and expenses of Baker, Donelson, Bearman & Caldwell (up to a maximum of $20,000) incurred in connection with the charter amendments required by this Agreement and the issuance of the shares of capital stock in the Preliminary Recapitalization and the Recapitalization and the state and local filing fees and charges in regard to the transaction shall be added to the Closing Date Adjusted Working Capital.

                        Other than the fees payable to The Robinson-Humphrey Company, Inc. and J.C. Bradford & Co. described in the preceding sentence, none of the Companies and none of the Majority Shareholders nor anyone on their behalf has made any agreement or taken any action which may cause anyone claiming through any Company or any of the Majority Shareholders to become entitled to a commission as a result of the transactions contemplated pursuant to this Agreement.

                  7.29.  Statements and Other Documents Not Misleading.

                        (a) Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished by any of the Management Shareholders or the Companies to Holdings in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to any Company or any of the Management Shareholders which may materially adversely affect the Condition which has not been set forth in this Agreement, the Schedules or the other documents furnished to Holdings on or prior to the date hereof in connection with the transactions contemplated hereby. Except as may be specifically included in the representations and warranties contained in Article 7 (other than this Section 7.29), or Article 8 of this Agreement, the parties understand and agree that the Majority Shareholders are not making any representation or warranty concerning any projection or other forward looking statement (as defined in Section 27A of the Securities Act of 1933, as amended), concerning the Companies' results of operation, cash flow or financial condition, and Holdings acknowledges that it is not relying upon any such projection or forward looking statement, including but not limited to the Confidential Memorandum of the Robinson-Humphrey Company, Inc. dated June 1995.

                        (b) Robert Kirkland represents and warrants (and the Management Shareholders do not represent and warrant) that no financial statement, document or other instrument heretofore or hereafter furnished by Robert Kirkland to Holdings in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.


                                    ARTICLE 8

                              TAX RELATED MATTERS.

                  8.1. Representations and Warranties. Each of the Management Shareholders hereby jointly and severally makes the following representations and warranties to Holdings, each of which shall survive the Closing and expire only in accordance with Article 14 hereof:

                  (a) S Election. Each Company duly and properly filed an election to be taxed as an S corporation for federal and, except as set forth on
Schedule 8.1(a), state income tax purposes and each such election is currently in effect, under Section 1362 of the Code and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax laws. Each Company which is an S corporation for federal or state income tax purposes will continue to be an S corporation for such purposes until the close of business on the day immediately prior to the Closing Date.

                  (b) Corporate Returns. Except as set forth on Schedule 8.1(b), each Company has duly and timely filed all Returns required to be filed on or before the Closing Date (taking into account any extensions) with any Governmental Entity, and all Taxes due and payable by each Company have been paid, withheld or reserved for or, to the extent they relate to periods ending on or prior to December 31, 1995, are reflected as a liability on the 1995 Balance Sheet and will be reflected as a liability on the Unaudited Closing Date Balance Sheet.

                  (c) Audit Information. Except as set forth on Schedule 8.1(c):
(i) since the incorporation of each Company and within the six (6) full fiscal years prior to the Closing Date, none of the Returns has ever been audited and none of the Companies has entered into any agreements for an extension of time for the assessment of any Tax or Tax delinquency, nor has it waived or requested a waiver of any statute of limitations with respect to any Tax or Tax delinquency; (ii) since the incorporation of each Company, none of the Companies has received any outstanding and unresolved notices from the Internal Revenue Service or other Governmental Entity of any proposed examination or of any proposed change in reported information which may result either in a deficiency or assessment against any Company or in a change in the calculation of amounts distributed by a Company to its shareholders in respect of tax liabilities attributable to the pass through of Company income to shareholders; (iii) there is no Litigation now pending against any Company in respect of any Taxes; and (iv) none of the Companies and none of their respective authorized representatives acting on their behalf, has executed any extensions or waivers of the statute of limitations that are currently in effect with respect to any Taxes.

                  8.2.  Majority Shareholders' Indemnifications.

                        (a) Subject to paragraphs (b) and (c) below, the Majority Shareholders jointly and severally agree to indemnify the Companies and their successors and hold them harmless from any and all Taxes and related Losses suffered or incurred, resulting from, related to or arising out of an adjustment or change, including any increase in items of income or decrease in items of loss, deduction or credit of the Companies, but only to the extent such change or adjustment consists of (i) an increase in an item of a Company's, or its successor's, income or gain in any C Year and a corresponding decrease in an item of income or gain reported to the Minority Shareholders and Majority Shareholders with respect to an S Year; or (ii) a decrease in an item of loss, deduction or credit reported by a Company or its successors in any C Year and a corresponding increase in an item of loss, deduction or credit with respect to an S Year. Any payment with respect to a Loss for Taxes hereunder shall be paid in cash by the Majority Shareholders no later than 10 days prior to the date that any payment would be required to be made by the Company or their successors with respect to such Taxes.

                        (b) In no event shall the Management Shareholders be required to indemnify the Companies for Taxes and related Losses pursuant to paragraph (a) above in excess of 62.2775% of such Taxes and related Losses. Nothing in this paragraph (b) shall be construed to limit the right of any Management Shareholder to seek contribution from any other Management Shareholder in respect of any such Taxes and related Losses.

                        (c) In no event shall Robert Kirkland be required to indemnify the Companies for Taxes and related Losses pursuant to paragraph (a) above in excess of 37.7225% of such Taxes and related Losses.

                  8.3. The Companies' Indemnifications. Each of the Companies agrees to indemnify the Majority Shareholders and the Minority Shareholders and hold each harmless from any and all Taxes and related Losses suffered or incurred by any Majority Shareholder or Minority Shareholder, resulting from, related to or arising out of an adjustment or change, including any increase in items of income or gain or any decrease in items of loss, deduction or credit, reported to such Shareholders by the Company with respect to an S Year, but only to the extent that such adjustment or change consists of (i) an increase in an item of the Company's income or gain with respect to an S Year and a corresponding decrease in an item of income or gain with respect to a C Year; or
(ii) a decrease in an item of loss, deduction or credit of the Company with respect to an S Year and a corresponding increase in an item of loss, deduction or credit with respect to a C Year. Any payment with respect to a Loss for Taxes shall be paid to such Shareholder in cash by the Company no later than ten (10) days prior to the date that any payment would be required to be made by the Shareholder with respect to such Taxes.

                  8.4. Indemnity Priority. The indemnity provisions of Sections
8.2 and 8.3 shall have priority over the indemnity provisions of Article 13 hereof, and to the extent applicable, indemnification under Sections 8.2 and 8.3 shall be in lieu of indemnification for the same matter under any other Section of this Agreement.

                  8.5. Restoration of S Status. In the event that the S corporation status of any Company is terminated for any reason other than the Closing hereunder and such termination is applicable to any taxable period or portion thereof ending on or prior to the Closing Date, each of the Majority Shareholders shall take and shall cause the affected Company to take, such steps as are reasonably necessary to request relief from such termination pursuant to
Section 1362(f) of the Code and the regulations thereunder. In any audit proceeding, the Majority Shareholders shall not take any position inconsistent with the S corporation status of the Companies which are taxed for federal or state income tax purposes as S corporations.

                  8.6. Filing of Returns. The Companies shall prepare and timely file with the appropriate authorities, pay all taxes shown due on, and bear all expenses relating to, all Returns required to be filed for taxable periods ending on, prior to or after the Closing Date. All Returns shall be prepared and filed in a manner consistent with prior Returns. All Returns (other than Returns for Straddle Periods) shall be filed on the basis that the relevant taxable period ended as of the close of business on the day prior to the Closing Date, unless the relevant Governmental Entity will not accept a Return filed on that basis. To the extent any Governmental Entity requires the consent of any Majority Shareholders to filing on such basis, the Majority Shareholders shall provide such consent.

                  8.7.  Future Tax Contests.

                  (a) Audits. Any Majority Shareholder receiving either notice of an intention by a Governmental Entity to audit, or any request for information with respect to, any Return of any Company or of any Majority Shareholder which includes any item of income, gain, deduction, loss or credit reported by any of the Companies, with respect to any taxable period beginning on or prior to the Closing Date shall inform Holdings and the Companies, in writing, of the intended audit or information request within 15 days after receipt of such notice and shall, at Holdings' request, keep Holdings informed concerning and consult with Holdings on all aspects of the audit or request. Any Company receiving notice of any intention by a Governmental Entity to conduct such an audit or any such request for information shall inform the Majority Shareholders and Holdings, in writing, of the intended audit or information request within 15 days after receipt of such notice, and unless the Majority Shareholders shall take control of the audit or request pursuant to Section 8.8, shall keep the Majority Shareholders informed concerning and consult with the Majority Shareholders on all aspects of the audit or request.

                  (b) Adjustments. Any Majority Shareholder receiving notice of any Proposed Adjustment must give notice to Holdings, and any Company receiving notice or any Proposed Adjustment must give notice to the Majority Shareholders, of the Proposed Adjustment within 15 days after receipt of a notice of Proposed Adjustment.

                  (c) Procedures. Holdings or the applicable Company may, upon giving written notice to the Notified Shareholder(s), request that the Notified Shareholder(s) contest such audit or Proposed Adjustment. If Holdings or the applicable Company shall request that the audit or Proposed Adjustment be contested, then the Notified Shareholder shall, at the Companies' expense, (insofar as such contest relates to matters which could give rise to a claim by the Notified Shareholder under Section 8.3), contest (or engage representatives to contest) the audit or Proposed Adjustment and allow Holdings, the Companies and their respective representatives, at their expense, to participate therein or shall permit Holdings, the Companies and their respective representatives, at their expense, to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). The Majority Shareholders shall not make, accept or enter into a settlement or other compromise with respect to any Tax Claims that are the subject of indemnification under Section
8.3 of this Agreement, or forego or terminate any proceeding relating to a Proposed Adjustment without the consent of Holdings, which consent shall not be unreasonably withheld or delayed.

                  8.8.  Conduct of Proceedings.

                        (a) With respect to any Tax Claim that might result in an indemnity payment to the Companies pursuant to Section 13.1 or Section 8.2 hereof or in a direct tax liability to any Majority Shareholder, the Majority Shareholders shall have the right to control and shall bear the costs of all Litigation with a Governmental Entity in connection with such Tax Claim, including selection of counsel, provided that the Majority Shareholders shall keep Holdings informed concerning all aspects of such Litigation and shall permit Holdings and the Company which is the subject of the Litigation to participate therein with counsel and other professionals of their choice. The Majority Shareholders shall make all decisions concerning the settlement or contest of the Litigation which is within their control pursuant to this Section 8.8(a) and Holdings or the Company may object to any such decision provided that such objection is reasonable. In no case shall the Majority Shareholders make, accept or enter into a settlement or other compromise with respect to Tax Claims that are the subject of indemnification under this Agreement, or forego or terminate any proceeding relating to any such Tax Claim without the prior written consent of Holdings, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, at any time, Holdings and the Company which is the subject of the Litigation may, at their option, take control over any such Litigation if (i) the Majority Shareholders are not using reasonable efforts in pursuing such Litigation, or (ii) any Majority Shareholder is in breach of the covenants undertaken in Section 8.5.

                        (b) With respect to any Tax Claim that might result in an indemnity payment to the Majority or Minority Shareholders pursuant to
Section 8.3, the Companies shall have the right to control and shall bear the costs of all Litigation with a Governmental Entity in connection with such Tax Claim (including selection of counsel) provided that the Companies shall keep the Majority or Minority Shareholders, as the case may be, informed concerning all aspects of such Litigation and shall permit the Majority or Minority Shareholders, as the case may be, at their election, with counsel and other professionals of their choice to participate therein. The Companies shall make all decisions concerning the settlement or contest of the Litigation which is within its control pursuant to this Section 8.8(b) and the Majority Shareholders may object to any such decision provided that such objection is reasonable. In no case shall the Companies make, accept or enter into a settlement or other compromise with respect to Tax Claims that are the subject of indemnification under the this Agreement, or forego or terminate any proceeding relating to any such Tax Claim, without the prior written consent of the Majority Shareholders, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, at any time, the Majority Shareholders may, at their option, take control over any such Litigation if the Companies are not using reasonable efforts in pursuing such Litigation.

                  8.9. Cooperation and Record Retention. The Companies will retain all relevant Returns, schedules and workpapers, and all related material records or other documents, and the Majority Shareholders will retain all relevant personal Returns until the expiration of the statute of limitations (including extensions) of the taxable years to which such Returns and other documents relate, but in any event for a period of not less than seven years. The Majority Shareholders and Holdings shall each provide the other, and each shall cause the Companies to provide, such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, or any audit or other examination by any Governmental Entity or judicial or administrative proceeding relating to liability for Taxes. The Companies will make available to the Majority Shareholders and Holdings all records and access to employees reasonably requested by them in connection with Taxes.


                                    ARTICLE 9

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS.

                  Holdings hereby makes the following representations and warranties to each of the Majority Shareholders, each of which shall survive the Closing and expire only in accordance with Article 14 hereof:

                  9.1. Organization and Good Standing. Holdings is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  9.2. Legal Power and Authority. Holdings has the requisite legal power and authority to enter into this Agreement and the Collateral Documents to which it is a party, and to perform all of Holdings' covenants and undertakings set forth herein and therein, including, without limitation, the full legal power and authority to purchase and take title to the Purchased Shares upon the terms and conditions set forth herein. The execution and delivery of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Holdings and its members, and this Agreement and the Collateral Documents to which it is a party will constitute valid and binding obligations of Holdings, to the extent it is a party thereto, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally.

                  9.3. Conflict With Articles, Contracts or Regulations. The execution and delivery of this Agreement, the Collateral Documents to which Holdings is a party and the consummation of the transactions contemplated hereby and thereby in the manner herein or therein provided will not: (i) contravene any provision of the Articles of Organization or operating agreement of Holdings; (ii) violate, be in conflict with, constitute a Default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any lease, license, permit, authorization, or approval applicable to Holdings; or (iii) violate any provision of Law, rule, Regulation, order, or Permit applicable to Holdings or
(iv) require that Holdings obtain any consent, approval, waiver, authorization, or Permit from, or make any filing or registration with, or provide notification to, any Governmental Entity.

                  9.4. Compliance with Securities Laws. Holdings acknowledges that the Purchased Shares have not been registered under the Securities Act of 1933 ("1933 Act") or any state securities laws. Holdings is acquiring the Purchased Shares for its own account and not with the intent to distribute the Purchased Shares to an unrelated third party. Holdings has such knowledge and experience in financial and business matters and investments in general that make it capable of evaluating the merits and risks of the ownership and acquisition of the Purchased Shares. Holdings and each of its members is an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.

                  Holdings acknowledges and agrees that the certificates representing the Purchased Shares will contain the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER STATE OR FEDERAL SECURITIES STATUTE. NO REOFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES STATUTE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS APPLICABLE TO SUCH TRANSACTION.

                  9.5. Brokerage and Expenses. The Companies shall be solely responsible for payment of all fees and expenses of counsel and accountants and other consultants and experts engaged by Holdings in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby. Neither Holdings nor anyone on its behalf has made any agreement or taken any action which may cause anyone claiming through Holdings to become entitled to a commission as a result of the transactions contemplated pursuant to this Agreement, except for the fees and expenses of The Robinson-Humphrey Company, Inc. pursuant to an engagement letter dated November 21, 1995 (relating to the procurement of the Bank Debt and the Mezzanine Debt), for which fees and expenses the Companies shall be solely responsible for payment.

                  9.6. Veracity of Statements. No representation, warranty or covenant by Holdings contained in this Agreement and no statement contained in any certificate, schedule or other document or instrument furnished to the Companies or the Majority Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading or necessary to provide the Companies and the Majority Shareholders with proper information as to Holdings. Except as may be specifically included in the representations and warranties contained in Article 9 of this Agreement (other than this Section 9.6), the parties understand and agree that Holdings is not making any representation or warranty concerning any projection or other forward looking statement (as defined in Section 27A of the Securities Act of 1933, as amended), concerning Holdings' or the Companies' results of operation, cash flow or financial condition, and the Majority Shareholders acknowledge that none of them is relying upon any such projection or forward looking statement.


                                   ARTICLE 10

                ACTIVITIES OF THE COMPANIES PRIOR TO CLOSING DATE

                  10.1. Operation of Business. Each of the Companies and the Majority Shareholders hereby agrees that from and after the date hereof to the Closing Date, except as otherwise contemplated by this Agreement, the Companies shall conduct the Business solely in the ordinary course and the Companies shall:

                  (a) Organizational Documents. Not amend their Articles or Certificates of Incorporation or By-laws except as required to consummate the Recapitalization;

                  (b) Corporate Name. Not change their corporate names or permit the use thereof by any other Person;

                  (c) Compensation. Not pay or agree to pay to any officer, director, employee or agent of any Company compensation that is in excess of the current compensation level of such employee, officer, or director except for increases in compensation which are both made in the ordinary course of business consistent with past practices and are described on Schedule 7.22 and except for the one-time bonuses which will (i) reduce the amount of Excess Working Capital,
(ii) not commit the Companies to pay similar bonuses in the future, and (iii) be paid no later than the day preceding the Closing Date and which will be reflected in the Unaudited Closing Date Financial Statements;

                  (d) Management. Not make any changes in the responsibility, authority and duties of (i) any Management Shareholder, or (ii) Betsy Weiss, James Harris, Connie Scoggins, Chris LaFont and Toni Warren, the corporate managers working in the Companies' Jackson, Tennessee offices.

                  (e) Mergers, Acquisitions, Etc. Not merge or consolidate any Company with any other corporation or other entity or allow any Company to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity, other than the formation of the New Companies on Schedule 10.1(e);

                  (f) New Companies. Provide to Holdings copies of the organizational Board minutes and the filed charter of each New Company incorporated from the date of this Agreement to the Closing Date, and cause each such New Company to execute and deliver to Holdings a joinder to this Agreement prior to the Closing.

                  (g) Disposition of Assets. Not sell, transfer, or otherwise dispose of any assets, except in the ordinary course of business;

                  (h) Indebtedness. Not create, incur, assume, or guarantee any indebtedness for money borrowed in excess of the Allowable Store Expenses, except in the ordinary course of business; create or suffer to exist any Lien on any of their assets, real or personal, except those in existence on the date hereof and Liens created in connection with the borrowing of funds to use for Allowable Store Expenses; or increase the amount of any indebtedness outstanding under any loan agreement, mortgage, or other borrowing arrangement in existence on the date hereof;

                  (i) Payables. Pay when due, in accordance with past practices, all of their accounts payable and trade obligations;

                  (j) Maintenance of Assets. Maintain their facilities, assets, and properties in good operating repair, order, and condition, reasonable wear and tear excepted, and notify Holdings immediately upon any loss of, damage to, or destruction of any of their assets, which in the aggregate are material, whether or not covered by insurance;

                  (k) Insurance. Maintain in full force and effect insurance coverage of the types and in the amounts set forth in Schedule 7.19 attached hereto and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any assets to the repair or replacement of such assets;

                  (l) Contracts and Permits. Maintain in full force and effect all Contracts and Permits necessary for or related to the operation of the Business in all respects and in all places as such business is now conducted;

                  (m) Goodwill. Use its best efforts to preserve the Companies' business organizations intact, to keep available the services of their present Employees and to preserve the goodwill of their customers and others having business relations with them;

                  (n) Litigation, Etc. Promptly advise Holdings in writing of the commencement of, any known threat to commence any, and of any developments or changes in any pending, Litigation against any of them;

                  (o) Interim Financial Statements. Deliver to Holdings as soon as available, but in no case later than the 20th day of the following month, Interim Financial Statements of the Companies commencing with the month of January 1996 and for each month thereafter ending prior to the Closing Date.

                  (p) Commitment. Deliver to Holdings as soon as available, but in no case later than May 15, 1996, the Commitment.

                  (q) Dividends and Distributions. Not make any dividends or distributions of cash or property to any of the Shareholders.

                  10.2. Access to Information. The Companies and the Management Shareholders have cooperated and will continue to cooperate fully with Holdings and have provided and shall provide Holdings and its Advisors, during normal business hours, full access to the books, records, equipment, real estate, Contracts, and other assets of the Companies in order for the orderly conduct of their due diligence investigation of the Companies and the Business from legal, environmental, insurance, valuation and solvency perspectives ("Due Diligence Investigation"). In connection with the Due Diligence Investigation, the Companies and the Management Shareholders will provide Holdings the full opportunity to discuss the Companies' Business, affairs and assets with its officers, employees, and independent accountants, and, with the consent of the Management Shareholders which will not be unreasonably withheld, the Companies' employees, customers, creditors, vendors and suppliers, and the Companies and the Management Shareholders will furnish to Holdings and its representatives copies of such documents, records, and information with respect to the affairs of the Companies as Holdings or its representatives may reasonably request. In connection with the Due Diligence Investigation, Holdings may designate Advisors to observe the operation of the Business and the Companies, which Advisors shall be permitted such access to the Companies' Business and operations as Holdings may reasonably request and shall be fully informed by it concerning all of the Companies' assets, operations, and business affairs.

                  Holdings will use its best efforts to complete its Due Diligence Investigation by May 15, 1996, with the understanding that based on the results of the Due Diligence Investigation through that date and the requirements of the equity owners of Holdings and the Lenders, the Due Diligence Investigation may be required to continue beyond that date. No investigation by Holdings shall diminish any of the representations, warranties, covenants or agreements of the Companies and the Majority Shareholders or Management Shareholders under this Agreement or reduce Holdings' right to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation.

                  10.3. Benefit Plans. Between the date hereof and the Closing Date, the Companies shall maintain in full force and effect the Benefit Plans as they pertain to the Companies' Employees or former Employees and, in connection therewith:

                  (a) Plan Changes. Except as set forth on Schedule 7.24, except as may be required by Law or as may be necessary to continue the qualified status under Section 401 of the Code, the Companies shall not adopt, terminate, amend, extend, or otherwise change any Benefit Plan without the prior written consent of Holdings, and the Companies and the Management Shareholders shall give Holdings prior written notice of any Company's intention to take any such action required by Law or necessary to continue the qualified status of any Benefit Plans as they pertain to such Company's Employees or former Employees; and

                  (b) Contributions and Payments. No Company shall make, cause to be made, or agree to make any contribution, award, or payment under any Benefit Plans as they pertain to such Company's Employees or former Employees, except at the time and to the extent required by the written terms thereof, without the prior written consent of Holdings.

                  10.4. Taxes. No Majority Shareholder shall take any position in any Return filed with or otherwise submitted to any Governmental Entity if such position is inconsistent with the representations of the Majority Shareholders pursuant to Article 8 hereof that a Subchapter S election was validly made, was in effect with respect to each Company on the Closing Date and had continuously been in effect with respect to the Company since its date of incorporation.

                  10.5. Delivery of Unaudited Closing Date Financial Statements. Not less than three days prior to the Closing Date, the Management Shareholders agree to deliver the Unaudited Closing Date Financial Statements to Holdings.

                  10.6. Notice of Change. The Companies and the Management Shareholders will promptly notify Holdings of the existence or happening of any fact, event or occurrence prior to the Closing Date and of which any of the Management Shareholders or any of their respective representatives has knowledge which may alter the accuracy or completeness of any representation or warranty contained in Articles 7 or 8 of this Agreement. No such notification shall result in a waiver of any of the conditions set forth in Section 12.2 hereof without any express written waiver signed by Holdings.

                  10.7. Best Efforts; No Discussions. Subject to the other provisions of this Agreement, the Companies and the Management Shareholders will use their best efforts to cause the conditions listed in Section 12.2 hereof to be satisfied on the Closing Date. None of the Companies or Majority Shareholders will enter into, request, solicit or engage in any discussions, negotiations, understandings, or agreements with any Person other than Holdings and its Advisors relating to the sale of the assets or the capital stock of any of the Companies (except for sales of inventory in the ordinary course of business) or any type of business combination with any of the Companies unless this Agreement is terminated pursuant to Article 17 hereof.


                                   ARTICLE 11

                  ACTIVITIES OF HOLDINGS PRIOR TO CLOSING DATE

                  11.1. Notice of Change. Holdings will promptly notify the Companies and the Majority Shareholders of the existence or happening of any fact, event or occurrence prior to the Closing Date and of which Holdings or any of Holdings' representatives has knowledge which may alter the accuracy or completeness of any representation or warranty contained in Article 9 of this

Agreement. No such notification shall be deemed to change any of the representations or warranties of Holdings contained herein or any information contained on the Schedules hereto, nor shall any such notification result in a waiver of any of the conditions set forth in Section 12.1 hereof without any express written waiver signed by the Companies and the Majority Shareholders.

                  11.2. Best Efforts. Subject to the other conditions of this Agreement, Holdings will use its best efforts to cause the conditions listed in
Section 12.1 hereof to be satisfied on the Closing Date.

                  11.3. Confidentiality. Holdings shall retain in confidence, and shall cause its Advisors to retain in confidence, all information obtained by it pursuant to investigations made by Holdings or its Advisors pursuant to
Section 10.2 hereof (the "Confidential Information"). The parties agree that the Confidential Information shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by Holdings or its Advisors, (ii) was or becomes available to Holdings or its Advisors on a non- confidential basis from a source other than any of the Companies or the Majority Shareholders or their respective Advisors, provided that such source is not bound by a confidentiality agreement or (iii) was, or in the future is, developed independently by Holdings or its Advisors without reference to the information furnished by any of the Companies or the Majority Shareholders or their respective Advisors. The parties understand and agree that all of the Confidential Information supplied to Holdings or its Advisors is provided on the understanding that such Confidential Information remains the property of the Companies and the Majority Shareholders and that all copies and originals of Confidential Information, and all analyses and pro forma information prepared by Holdings and its Advisors containing Confidential Information, will be returned to the Companies or destroyed promptly upon their request after termination of this Agreement pursuant to Article 17 hereof, subject to the right of Holdings to use such of the Confidential Information as shall be necessary in order to enforce its rights under this Agreement, in accordance with the provisions of Section 17.2 hereof.


                                   ARTICLE 12

                       CONDITIONS PRECEDENT TO THE CLOSING

                  12.1. Obligation of Companies and Majority Shareholders to Close. The obligation of the Companies and the Majority Shareholders to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction (or waiver by the Companies and each of the Majority

Shareholders, in their sole and absolute discretion) of the following conditions on or prior to the Closing Date:

                  (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of Holdings set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Holdings shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date and Holdings shall have delivered to the Companies and the Majority Shareholders a certificate to such effect, dated the Closing Date and signed by its President, which certificate shall be in form and substance satisfactory to the Companies, the Majority Shareholders and their counsel.

                  (b) Secretary's Certificate. Holdings shall have delivered to the Companies and the Majority Shareholders a certificate or certificates dated the Closing Date and signed on behalf of Holdings by its Secretary to the effect that (i) (A) the copy of Holdings' Articles of Organization attached to the certificate is true, correct and complete, (B) no amendment to Holdings' Articles of Organization has occurred since the date of the last amendment annexed (such date to be specified and a copy of such Articles, as amended, to be annexed to such certificate), (C) a true and correct copy of the Operating Agreement of Holdings as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) below is annexed to such certificate, (D) the resolutions by the Board of Directors of Holdings authorizing the actions taken and authorizing the officers of Holdings to execute the Collateral Documents, including the execution and delivery of this Agreement, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); (ii) the officers of Holdings executing this Agreement and the Collateral Documents to which Holdings is a party are incumbent officers of Holdings and the specimen signatures on such certificate or certificates are their genuine signatures; and (iii) Holdings is in good standing in all states in which Holdings does business. The certificate referred to above in (iii) shall attach certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than five (5) days prior to the Closing Date.

                  (c) Opinion of Counsel of Holdings. Messrs. Pepper, Hamilton & Scheetz, counsel for Holdings, shall have delivered to the Companies and the Majority Shareholders their opinion, dated the Closing Date and opining as to such matters and otherwise being in form and substance satisfactory to the Companies, the Majority Shareholders and their counsel. In rendering such opinion, such counsel may rely to the extent recited therein on certificates of public officials and of officers of Holdings as to matters of fact, and as to any matter which involves other than federal or Delaware law, such counsel may rely upon the opinion of local counsel of established reputation.

                  (d) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

                  (e) Bank Debt, Mezzanine Debt and Revolving Line of Credit. The proceeds of the Bank Debt and the Mezzanine Debt, in an amount not less than Sixty-Five Million Dollars ($65,000,000), shall be on terms acceptable to each of the Majority Shareholders and shall have been fully funded and loaned to the Companies at the Closing; and the Lenders providing the Revolving Line of Credit shall have entered into binding definitive documentation obligating them to fund the Revolving Line of Credit to the Companies during the term thereof in accordance with its terms.

                  (f) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Messrs. Baker, Donelson, Bearman & Caldwell, counsel for the Majority Shareholders and the Companies, in the exercise of their reasonable judgment.

                  (g) Approval of Collateral Documents. Each of the Majority Shareholders and the Companies shall have executed and delivered the certificate referenced in Section 6.3 hereof.

                  (h) Other Documents. The Companies and the Majority Shareholders shall have received all of the documents, agreements and instruments to be delivered to them in accordance with Section 15.2 hereof and shall have been provided with such other documents as they shall have reasonably requested from Holdings.

                  12.2. Obligation of Holdings to Close. The obligation of Holdings to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction or the waiver by Holdings, in its sole and absolute discretion, of the following conditions on or prior to the Closing
Date:

                  (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of the Majority Shareholders and the Management Shareholders set forth in this Agreement shall be true and correct as of the date of this

Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Companies and the Majority Shareholders shall have performed all covenants and agreements to be performed by them under this Agreement on or prior to the Closing Date, and the Companies shall have delivered to Holdings certificates to such effect dated the Closing Date signed on behalf of the Companies by their Presidents and on behalf of the Majority Shareholders and the Management Shareholders, which certificates shall be in form and substance satisfactory to Holdings' counsel.

                  (b) Secretary's Certificate. The Companies shall have delivered to Holdings a certificate or certificates dated the Closing Date and signed on behalf of the Companies by their Secretaries to the effect that (i)(A) the copy of each Company's Articles or Certificate of Incorporation attached to the certificate (or previously delivered to Holdings) is true, correct and complete, (B) no amendment to any Company's Articles or Certificate of Incorporation has occurred since the date of the last amendment annexed (or previously delivered), constituting the amendment effecting the Recapitalization (such date to be specified and a copy of such Articles or Certificate, as amended, to be annexed to such certificate or separately delivered), (C) a true and correct copy of the By-laws of each Company as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) below is annexed to such certificate (or previously delivered to Holdings), (D) the resolutions by the Board of Directors of each Company authorizing the actions taken in connection with the transactions contemplated by this Agreement, including the execution and delivery of this Agreement and the other Collateral Documents, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate (or previously delivered to Holdings)); (ii) the officers of each Company executing this Agreement and the other Collateral Documents to which each such Company is a party are incumbent officers of such Company and the specimen signatures on such certificate or certificates are their genuine signatures; and (iii) each Company is in good standing in all jurisdictions in which the failure to be in good standing would have a Material Adverse Effect upon such Company. The certificate referred to above in (iii) shall attach certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than five days prior to the Closing Date, and certificates of no tax liens with respect to the property of the Companies in such states from each such state which has a practice of issuing certificates of no tax liens. Such certificate or certificates shall be in form and substance satisfactory to Holdings and Holdings' counsel.

                  (c) Opinion of Counsel for the Companies and the Majority Shareholders. Messrs. Baker, Donelson, Bearman & Caldwell, counsel for the Majority Shareholders and the

Companies, shall have delivered to Holdings their opinion, dated the Closing Date and opining as to such matters and otherwise being in form and substance satisfactory to Holdings and its counsel. In rendering such opinion counsel may rely to the extent recited therein on certificates of public officials and of the Management or Majority Shareholders and officers of the Companies as to matters of fact, and as to any matter which involves other than federal or local law, such counsel may rely upon the opinion of local counsel of established reputation. In addition, such counsel may assume for purposes of its opinion that to the extent that matters governed by Delaware law are opined upon, the laws of the State of Delaware are the same as those of the State of Tennessee.

                  (d) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

                  (e) Required Consents. The holders of any indebtedness of the Companies, the lessors of any real or personal property or assets leased by the Companies, the parties (other than the Companies) to any other Contract, to which any Company is a party, any Governmental Entity or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, Permit, easement, right or other authorization necessary for the Business or operations of the Companies, and any Governmental Entity or regulatory agency having jurisdiction over the Companies, to the extent that their consent or approval is required under the pertinent debt, lease, Contract, commitment or agreement or other document or instrument or under applicable Laws, rules or Regulations for the consummation of the transaction contemplated hereby in the manner herein provided, shall have granted such consent or approval.

                  (f) Bank Debt, Mezzanine Debt and Revolving Line of Credit. The proceeds of the Bank Debt and the Mezzanine Debt, in an amount not less than Sixty Five Million Dollars ($65,000,000), shall be on terms acceptable to Holdings and shall have been fully funded and loaned to the Companies at the Closing; and the Lenders providing the Revolving Line of Credit shall have entered into binding definitive documentation obligating them to fund the Revolving Line of Credit to the Companies during the term thereof in accordance with its terms.

                  (g) No Material Adverse Effect Suffered by Business. Between the date of this Agreement and the Closing Date, there shall not have been:

                           (i) Any Material Adverse Effect, except changes in
the ordinary course of business, none of which has resulted or could be reasonably expected to result in a Material Adverse Effect;

                           (ii) Any event or condition of any nature whatsoever
which individually or in the aggregate has resulted in or could be reasonably expected to result in a Material Adverse Effect;

                           (iii) Any Material Adverse Effect which has resulted
from or has been threatened in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority (including any condemnation proceeding), flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy, whether or not covered by insurance;

                           (iv) Any claims not covered by applicable policies of
liability insurance within the maximum insurable limits of such policies;

                           (v) Any transaction by any Company not in the
ordinary course of business as conducted on that date;

                           (vi) Any amendment to the Articles or Certificate of
Incorporation or By-laws of any Company, other than as contemplated by Article 5 hereof;

                           (vii) The creation or attachment, or notice thereof,
of any Lien;

                           (viii) Any sale or transfer of any of the Companies'
assets not in the ordinary course of business (other than the sale of used cash registers and semi-annual discount sales);

                           (ix) Any incurrence of any debts, Liabilities or
obligations except in the ordinary course, consistent with past practice, or any waiver of any rights of substantial value;

                           (x) Any discharge or satisfaction of any Liens, or
any payment of any Liens or Liabilities, except in the ordinary course of business, consistent with past practice;

                           (xi) Any increase in the salary or other compensation
payable by any Company to any of its executive officers or directors or the declaration, payment, commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person;


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
                           (xii) Any dividends or distributions of cash or
property by any Company to any of the Shareholders;

                           (xiii) Any sale, transfer or issuance of any capital
stock, equity security or debt security of any Company or any option, warrant, right or commitment or agreement entered into requiring or permitting any such sale, transfer or issuance, except for the agreement of the Companies to sell the Purchased Shares to Holdings pursuant hereto and except for the purchase by the Majority Shareholders of shares of common stock in certain Companies pursuant to Section 3.6 hereof; or

                           (xiv) Any agreement by any Company to do any act
which would render any of the preceding clauses inaccurate, other than the transactions specifically contemplated to occur pursuant to this Agreement.

                  (h) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Messrs. Pepper, Hamilton & Scheetz, counsel for Holdings, in the exercise of their reasonable judgment.

                  (i) Title Insurance. No later than May 2, 1996, Holdings shall have received the Commitment. No later than the Closing, Holdings shall have received an owner's coverage policies of title insurance covering fee title or option rights to the Owned Real Property (and all improvements located thereon) (on ALTA Form 5-1970, Rev. 10-17-84 & 4-6-90) naming Kirkland's as the insured in an amount at least equal to the most recent appraised value of each parcel of Owned Real Property at ordinary rates, issued by a title insurance company of national reputation selected by Holdings ("Title Company"). Such policy shall provide coverage updated through the Closing Date, insuring that Kirkland's has good and marketable title to all Owned Real Property, subject only to Permitted Title Exceptions, and shall contain such additional provisions as shall be reasonably requested by Holdings or its counsel.

                  (j) Survey. To the extent required by the Title Company in order for the Title Company to delete the printed survey exception, except for "shortages in area," in the owner's title policy to be delivered pursuant to this Agreement, the Companies and the Management Shareholders shall have delivered to the Title Company and to Holdings a current on-the-ground staked survey ("Survey"). Any required surveying work shall be done at the expense of the Companies.

                  (k) Working Capital. The Closing Date Adjusted Working Capital, as computed by reference to the Unaudited

Closing Date Balance Sheet, shall be no less than Eleven Million Dollars ($11,000,000).

                  (l) Due Diligence Investigation. The Due Diligence Investigation shall have been completed to the satisfaction of Holdings.

                  (m) Solvency. Prior to, upon and as a result of the consummation of the transactions contemplated hereby, each Company shall be solvent and will have assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and will have the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  (n) Approval of Collateral Documents. Holdings shall have executed and delivered the certificate referenced in Section
6.3 hereof.

                  (o) Other Documents. Holdings shall have received all of the documents, agreements and instruments to be delivered to it in accordance with
Section 15.2 hereof and shall have been provided with such other documents as it shall have reasonably requested from the Companies and the Majority Shareholders, including all information required to enable counsel or title company to effect the reporting requirements under Section 6045(e) of the Code, if applicable, and the Companies and the Majority Shareholders shall have provided a reasonably acceptable indemnity to those responsible for such filing as to the accuracy and completeness of such information.


                                   ARTICLE 13

                                 INDEMNIFICATION

                  13.1. By Majority Shareholders. From and after the Closing Date, each of the Majority Shareholders shall jointly and severally (A) indemnify and hold harmless Holdings and Holdings' officers, directors, employees and members from and against any and all Losses which Holdings or its officers, directors, employees or members may suffer or incur, resulting from, related to, or arising out of (i) any inaccuracy of any representation or warranty of any of the Companies or any of the Shareholders which is contained in or made pursuant to this Agreement or any of the Collateral Documents or any misrepresentation in or omission from any Schedule to this Agreement, certificate, financial statement or any other document furnished or to be furnished to Holdings hereunder by any Company, any of the officers of any Company, or any Majority Shareholder (other than an item which has been recovered by the Companies pursuant to the post-Closing adjustment set forth in
Section 4.3(e) hereof); (ii) any breach
by any of the Companies or any of the Shareholders of any of their agreements or obligations contained in or made pursuant to this Agreement or any of the Collateral Documents; (iii) any Taxes found to be owing as a result of either the failure of an election to be taxed as an S corporation to be effective or the inadvertent or other termination of the status of any Company as an S corporation, in either case for federal or state tax purposes (other than an item which has been recovered by the Companies pursuant to the post-Closing adjustment set forth in Section 4.3(e) hereof); (iv) any violation of any law, ordinance or governmental rule or regulation by any Company and any failure to obtain, or to adhere to the requirements of, any license, permit or authorization necessary to the ownership of any Company's assets or the operation of the Business; (v) any breach by any officer or director of any of the Companies of any fiduciary duty owed by such officer or director to any shareholder of any of the Companies, which breach occurred prior to, in connection with or as a result of the Closing and the transactions contemplated to take place at Closing; and (vi) any and all Litigation arising out of any of the foregoing; and (B) reimburse Holdings and each of its officers, directors, employees and members for any and all reasonable fees, costs and expenses related thereto (including, without limitation, Legal Expenses) (collectively, "Indemnifiable Losses").

                  13.2. By Holdings. From and after the Closing Date, Holdings shall (A) indemnify and hold harmless the Majority Shareholders and their heirs, personal representative, administrators, successors and assigns, from and against any and all Losses, which the Majority Shareholders may suffer or incur, resulting from, related to, or arising out of (i) any inaccuracy of any representation or warranty of Holdings which is contained in or made pursuant to this Agreement or any of the Collateral Documents or any misrepresentation in or omission from any certificate or any other document furnished or to be furnished to the Companies and the Majority Shareholders by Holdings or any of its officers; (ii) any breach by Holdings of any of its agreements or obligations contained in or made pursuant to this Agreement or any of the Collateral Documents; and (iii) any and all Litigation arising out of any of the foregoing; and (B) reimburse the Majority Shareholders and each of its officers, directors and employees for any and all reasonable fees, costs and expenses related thereto (including, without limitation, Legal Expenses) (collectively, "Indemnifiable Losses").

                  13.3. Direct Liability. In the event that the person or entity seeking indemnification under this Article 13 (the "Indemnified Party") shall become aware of an event which will give rise to or result in an Indemnifiable Loss, he or it shall, within 30 days thereafter, give written notice to the party from whom indemnification under this Article 13 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss,


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
together with sufficient information to enable the Indemnifying Party to determine the accuracy and nature of the claimed Indemnifiable Loss (the "Indemnity Notice"). The failure of the Indemnified Party to give the Indemnifying Party an Indemnity Notice shall not release the Indemnifying Party of liability under this Article 13; provided, however, that the Indemnifying Party shall not be liable for Losses incurred by the Indemnified Party which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within 15 business days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss.

                  13.4. Third-Party Claim. In the event the facts giving rise to the claim for indemnification under this Article 13 shall involve any action or threatened claim or demand by any third party against the Indemnified Party, or shall involve after Closing the discovery of facts or circumstances which make any of Indemnifying Party's representations or warranties contained in this Agreement materially untrue or misleading, the Indemnified Party, within the earlier of, as applicable, 10 days after receiving notice of the filing of a lawsuit or 30 days after receiving notice of the existence of a claim or demand giving rise to the claim for indemnification, shall send written notice of such claim to the Indemnifying Party (the "Claim Notice"). The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of liability under this Article 13; provided, however, that the Indemnifying Party shall not be liable for Losses incurred by the Indemnified Party which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Claim Notice. Subject to the provision contained in the second sentence immediately following this sentence, the Indemnifying Party shall be entitled to defend such claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing. The Indemnifying Party shall give the Indemnified Party notice in writing within 10 days after receiving the Claim Notice from the Indemnified Party in the event of litigation, or otherwise within 30 days, of its intent to do so. The Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the claim or the litigation; provided, that the Indemnifying Party (i) retains counsel satisfactory to the Indemnified Party and pursuant to an arrangement satisfactory to the Indemnified Party and (ii) posts a bond or similar surety in form and substance satisfactory to the Indemnified Party to cover the estimated litigation costs and expenses (including attorneys' fees and expenses) and the estimated indemnification amount; otherwise, the Indemnified Party shall have the right to control the defense of the claim or the litigation. Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the claim or the litigation shall not settle any such claim or litigation without the written consent of the other party; provided, that if the Indemnified Party is controlling the defense of the claim or the litigation and shall have, in good faith, negotiated a settlement thereof, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold such consent. In the event that the Indemnifying Party is controlling the defense of the claim or the litigation and shall have negotiated a settlement thereof, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section 13.4) and contains an unconditional release of the Indemnified Party and does not include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this Article 13, upon the ultimate disposition of such litigation or claim, shall be limited to the amount of the proposed settlement; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party's failure to consent shall not give rise to the limitation of the Indemnifying Party's liability as provided for in this Section 13.4, and the Indemnifying Party shall continue to be liable to the full extent of such litigation or claim.

                  13.5.  Limitation of Indemnity.

                         (a) Except with respect to the provisions regarding
post-Closing adjustments in Section 4.3(e) hereof and the tax-related indemnification pursuant to clause (iii) of Section 13.1(a) or pursuant to either a breach of any representation and warranty contained in Section 8.1 or pursuant to the provisions of Section 8.2, neither Holdings, on the one hand, nor the Majority Shareholders, on the other hand, shall be required to indemnify the other for any Indemnifiable Losses unless and until the aggregate amount for which Holdings or the Majority Shareholders, as the case may be, would otherwise (but for this provision) be liable on account thereof exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (the "Threshold

Amount"); provided, however, that for the purpose of calculating such Threshold Amount, any specific materiality provisions contained in such representations and warranties shall be disregarded; provided further, however, that once the Threshold Amount is reached, the indemnifying party shall be liable for the entire Threshold Amount, less any amounts attributable to breaches of representations and warranties that contain specific materiality provisions which were disregarded for purposes of computing the Threshold Amount. In addition, once the Threshold Amount has been reached, all claims for indemnification shall take into account the specific materiality provisions contained in the representations and warranties.

                         (b) In no event shall the Majority Shareholders be
required to indemnify Holdings for Indemnifiable Losses in excess of Twenty Million Dollars ($20,000,000).

                         (c) Notwithstanding anything to the contrary contained
herein, except with respect to any inaccuracy of any representation or warranty which is contained in or made pursuant to Sections 7.2(a), 7.27(a) or 7.29(a) of this Agreement, in no event shall the Management Shareholders be required to indemnify Holdings for Indemnifiable Losses in excess of 62.2775% of such Indemnifiable Losses. Nothing in this paragraph (c) shall be construed to limit the right of any Management Shareholder to seek contribution from any other Management Shareholder in respect of any of Holding's Indemnifiable Losses.

                         (d) Notwithstanding anything to the contrary contained
herein, except with respect to any inaccuracy of any representation or warranty which is contained in or made pursuant to Sections 7.2(b), 7.27(b) or 7.29(b) of this Agreement, in no event shall Robert Kirkland be required to indemnify Holdings for Indemnifiable Losses in excess of 37.7225% of such Indemnifiable Losses.

                  13.6.  Non-Exclusive Remedy; Right of Set-Off.

                         (a) The parties hereto agree that the availability of
indemnification under this Article 13 shall not in any way limit remedies at law or in equity otherwise available to the parties, and the parties further agree that, in the event of any such breach of any representation, warranty or covenant contained herein or in the Collateral Documents, the parties will be entitled to seek a decree of specific performance, mandamus or any other appropriate remedy to enforce such provisions without any requirement that a bond be posted.

                         (b) Holdings shall be entitled, at its option (except
as required as set forth in paragraph (ii) below) to recover any Indemnifiable Losses payable by the Majority Shareholders through a reduction of amounts due from the

Companies to the Majority Shareholders as set forth in this paragraph, to the extent any amounts are then or will in the future become payable by the Companies to the Majority Shareholders under the terms of any Contracts or the Articles or Certificates of the Companies then in effect, not including any Protected Amounts ("Future Payment Obligations"), with the offset being applied against the earliest Future Payment Obligations first. Each Company agrees that it will make the offset as directed by Holdings in accordance with this Section 13.6.

                               (i) Inasmuch as the offset will be against Future
Payment Obligations owed by the Companies, and as a result of the transactions contemplated hereby, Holdings will own less than all of the common stock of the Companies, the amount to be offset against Future Payment Obligations shall be equal to the quotient obtained by dividing (1) the amount of Holdings' Indemnifiable Losses to be offset, by (2) Holdings' percentage ownership of the common stock of the Companies on the date of offset. In addition, in order to compensate for the fact that some or all of the amount to be offset against Future Payment Obligations may be required to be applied against Future Payment Obligations which would otherwise not have become due and payable by the Companies to the Majority Shareholders for some period of time after the date of offset, the amount to be offset against Future Payment Obligations shall be increased by a factor of nine percent (9%) per year (prorated for partial years) with respect to any amounts to be offset against Future Payment Obligations which would otherwise not have become due and payable by the Companies to the Majority Shareholders until after the date of offset.

                               (ii) Unless the Indemnifiable Losses of Holdings
are related to an event which Holdings determines in good faith has resulted or is likely to result in (1) a breach of any affirmative or negative covenants contained in any debt financing agreement or (2) insufficient liquidity at any of the Companies (including, without limitation, insufficient availability under the Revolving Line of Credit or any replacement working capital revolving line of credit), the offset provided for in this Section 13.6(b) shall be mandatory to the extent of the Future Payment Obligations. Any Indemnifiable Losses in excess of the Future Payment Obligations which would otherwise be required to be paid by means of an offset against the Future Payment Obligations shall instead be payable to Holdings by the Majority Shareholders in cash.

                  13.7. Majority Shareholders' Claims Against any of the Companies. The Majority Shareholders agree that none of them will seek, nor will any of them be entitled to, contribution from, or indemnification by, any of the Companies, under any of the Companies' bylaws, this Agreement, applicable corporate laws or other laws or otherwise, in respect of amounts due from the

Majority Shareholders to Holdings under this Article 13 or otherwise under this Agreement, and each of the Majority Shareholders will hold each of the Companies and Holdings harmless in respect of all such amounts and shall not seek to join any of the Companies in connection with any suit arising under this Agreement. The Majority Shareholders also agree that they will not make claim against any directors and officers insurance policy maintained or to be maintained by the Companies in respect of amounts due by the Majority Shareholders to Holdings under this Article 13 or otherwise under this Agreement, if the carrier of such insurance policy would have any right of subrogation against either of the Companies in respect of such claim and shall indemnify and hold harmless Holdings from any such action.


                                   ARTICLE 14

                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, GUARANTEES, AND COVENANTS

                  Notwithstanding any investigation made by or on behalf of the Companies, the Majority Shareholders or Holdings prior to or after the Closing Date, except for (i) representations or warranties which were made by a party fraudulently or with intent to defraud or mislead, which representations and warranties shall survive indefinitely, (ii) representations and warranties set forth in Section 7.7 (relating to title to properties) and Section 7.27 (relating to title of Purchased Shares), which shall survive indefinitely, (iii) representations and warranties set forth in Section 7.18 (relating to certain product liability matters), Section 7.24 (relating to certain ERISA matters),
Section 7.25 (relating to certain environmental matters) and Article 8 (relating to certain tax matters), which shall survive in accordance with the applicable statute of limitations (as the same may be extended in accordance with applicable Regulations) plus an additional 90 days, all representations and warranties made by the Majority Shareholders and Holdings in this Agreement or pursuant hereto shall survive the Closing hereunder until the Survival Date, and thereafter as to any Indemnifiable Losses with respect to which notice is given prior to the Survival Date. All covenants and other agreements set forth herein shall survive the Closing in accordance with the applicable statute of limitations plus an additional 90 days, except for (1) the indemnification obligations for breaches or misstatements of representations or warranties, which shall survive with respect to a misstatement of a representation or a breach of warranty, and Indemnifiable Losses related thereto, for a period of time equal to the survival period of the particular representation or warranty as provided in this Article 14 (and thereafter as to any Indemnifiable Losses with respect to which notice is given prior to the end of such survival period), and (2) the obligations to perform the covenants and agreements contained in Article 10 hereof which shall survive the Closing until the Survival Date (and thereafter as to any such Indemnifiable Losses with respect to which notice is given prior to the Survival
Date).


                                   ARTICLE 15

                                   THE CLOSING

                  15.1. Time and Place. The closing of the transactions (the "Closing") contemplated hereby shall be held at 10:00 A.M. on May 1, 1996, or at such other time and on such other date on or prior to June 7, 1996 as the parties may mutually agree to in writing (the "Closing Date"). The Closing shall be held at the offices of Baker, Donelson, Bearman & Caldwell, or at such other place as the parties may mutually agree to in writing.

                  15.2. Conduct of Closing. Subject to the fulfillment of all of the conditions set forth in Article 12 and the delivery of all certificates and opinions required thereby, except such conditions as may be waived by the parties, on the Closing Date, each of the parties hereto agrees to execute and deliver each of the documents, agreements, instruments to which he or it is a party or required signatory and which are required to be delivered at the Closing pursuant to the terms of this Agreement and shall make all payments required to be paid at the Closing pursuant to the terms of this Agreement, including, without limitation, the following documents, agreements, instruments and payments:

                              (i)  stock certificates representing the
Purchased Shares shall be delivered to Holdings and all stock certificates issuable to Holdings and the Majority Shareholders pursuant to the Recapitalization shall be delivered to Holdings and the Majority Shareholders, respectively;

                             (ii)  evidence of the wire transfers and other
payments provided for in Article 2 and Sections 3.3, 3.6, 4.1(a) and 4.2(a) hereof shall be delivered to the intended recipients of such wire transfers and other payments, if requested by any such recipient;

                            (iii)  the Fee Letter shall be delivered to the
parties thereto and the fee payment required pursuant thereto shall be paid by the Companies by wire transfer of immediately available Federal funds to a bank account designated by Advent;

                            (iv)  the Minority Shareholder Redemption
Agreement shall be delivered to the parties thereto;

                           (v) the Shareholders Agreement shall be delivered to
the parties thereto;

                           (vi) the Management Agreements shall be delivered to
the parties thereto;

                           (vii) the Consulting Agreement shall be delivered to
the parties thereto;

                            (viii)  the Option Agreements shall be delivered
to the parties thereto;

                           (ix) evidence shall be delivered to Holdings
demonstrating, to Holdings' satisfaction, that the necessary amendments to the Articles or Certificates of Incorporation of each of the Companies have been filed in the appropriate state's Department of State and have become effective in accordance with each such state's corporation law in order to effect the Recapitalization;

                           (x) closing certificates executed by the Majority
Shareholders and the Secretaries of the Companies as required by Sections 12.2(a) and 12.2(b) of this Agreement shall be delivered to Holdings;

                           (xi) closing certificates executed by Holdings as
required by Sections 12.1(a) and 12.1(b) of this Agreement shall be delivered to the Companies and the Majority Shareholders;

                           (xii) the opinion of Messrs. Pepper, Hamilton &
Scheetz, counsel to Holdings, shall be delivered to the Companies and the Majority Shareholders;

                            (xiii)  the opinions of Messrs. Baker, Donelson,
Bearman & Caldwell, counsel to the Majority Shareholders and the Companies, shall be delivered to Holdings;

                           (xiv) the Shareholder Releases, executed by the
Minority Shareholders and executed by the Majority Shareholders, shall be delivered to the Companies;

                           (xv) all consents and approvals referred to in
Section 12.2(f) hereof shall be delivered to Holdings;

                           (xvi) the Trademark Assignment conveying the Trade
Name in recordable form shall be delivered to Kirkland's; and

                           (xvii) Such other documents as may be necessary to
effectuate the transactions contemplated herein shall be delivered to the appropriate parties.

                                   ARTICLE 16

                      CONDUCT OF THE PARTIES AFTER CLOSING

                  The Majority Shareholders will cooperate with Holdings upon and after the Closing Date in effecting the orderly transfer of control of the Business to Holdings. Without limiting the generality of the foregoing, the Management Shareholders shall, if deemed necessary by Holdings, use their best efforts to cause the United States and each State government, and every agency and department and instrumentality thereof, to agree with the Companies to have contracts between each of them and the Companies novated, and to the execution of appropriate documents thereto. In addition, after the Closing Date, at the request of any party hereto and at the requesting party's expense, but without additional consideration, the other parties shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, shall cooperate in the conduct of litigation and the processing and collection of insurance claims, and shall take such other actions as may reasonably be required to convey and deliver more effectively to Holdings the Purchased Shares and otherwise to accomplish the consummation of the transactions contemplated hereby.


                                   ARTICLE 17

                                   TERMINATION

                  17.1. Events of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                           (a)  Mutual Consent.  By mutual consent of the
Companies, the Majority Shareholders and Holdings;

                           (b)  Prior to Closing Date.  By the Companies and
the Majority Shareholders, on the one hand, or Holdings, on the other hand, if Holdings, on the one hand, or any Company or Majority Shareholder, on the other hand, shall have (a) materially misstated any representation or been in breach of any warranty contained herein or (b) been in material breach of any covenant, undertaking or restriction contained herein;

                           (c)  After Specified Date by Holdings.  By
Holdings, provided that Holdings is not in material default hereunder, if all of the conditions precedent set forth in Section 12.2 hereof have not been met by June 3, 1996.

                           (d)  After Specified Date by the Companies and the
Majority Shareholders. By the Companies and the Majority Shareholders, provided that the Companies and the Majority Shareholders are not in material default hereunder, if all of the conditions precedent set forth in Section 12.1 hereof have not been met by June 3, 1996.

                           (e)  Under Article 6.  By Holdings in the manner
set forth in Article 6 hereof.

                  17.2. Survival. If this Agreement is validly terminated pursuant to Section 17.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if either the Companies and the Majority Shareholders or Holdings terminate this Agreement pursuant to
Section 17.1(b), then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided further, that if this Agreement is terminated pursuant to the provisions of Section 17.1, Holdings shall maintain in confidence any Confidential Information which it acquired pursuant to the Due Diligence Investigation except as otherwise required by law or to the extent required in order for Holdings to enforce its rights under this Agreement. In connection with the necessary use of any Confidential Information by Holdings in order to enforce its rights under this Agreement pursuant to the preceding sentence, Holdings agrees to request the court or other adjudicating authority to keep all Confidential Information confidential and not available to the public. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 17.1, except to the extent set forth above.


                                   ARTICLE 18

                                     GENERAL

                  18.1. Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended and supplemented only by a written instrument duly executed by Holdings and each of the Majority Shareholders, whereupon such amendment or supplement shall be binding upon and enforceable against all of the parties hereto.

                  18.2. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

                  18.3. Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

                  18.4. Schedules. Each Schedule referred to herein is incorporated into this Agreement by such reference.

                  18.5. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

                  18.6. Reliance. The Majority Shareholders hereby acknowledge that Holdings is relying upon the representations and warranties of the Majority Shareholders and the Management Shareholders set forth in Articles 7 and 8 and the Schedules applicable thereto in connection with delivering certain representations and warranties to a commercial lender in order to obtain financing for the transactions contemplated herein.

                  18.7. Notices. All notices and other communications hereunder shall be in writing and shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier services, charges prepaid, or by telecopier, to such party's address (or to such party's telex, TWX, telecopier or telephone number). If the notice is sent by mail, telegraph or courier services, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex of TWX, when dispatched.

                  If to Holdings, to:

                           Kirkland Holdings L.L.C.
                           Advent International Corporation
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  David M. Mussafer
                           Telecopy No.: 617-951-0566

                  With a copy to:

                           Pepper, Hamilton & Scheetz
                           3000 Two Logan Square
                           Philadelphia, PA  19103
                           Attention:  Cary S. Levinson, Esq.
                           Telecopy No.:  215-981-4750

                  If to any Management Shareholder or any Company, to:

                           Kirkland's, Inc.
                           P.O. Box 7222
                           Jackson, TN 38303-7222
                           Telecopy No.:  (901) 664-9345

                  With a copy to:

                           Baker, Donelson, Bearman & Caldwell
                           20th Floor
                           First Tennessee Building
                           165 Madison Avenue
                           Memphis, TN  38103
                           Attention:  Robert Walker, Esq.
                           Telecopy No.:  (901) 577-2303

                  If to Robert Kirkland, to:

                           Robert Kirkland
                           CBK Ltd.
                           600 East Sherwood Drive
                           Union City, TN 38261
                           Telecopy No.:  (901) 885-3857

                  With a copy to:

                           Wyatt, Tarrant & Combs
                           Crescent Center
                           6075 Poplar Avenue, Suite 650
                           Memphis, TN 38177
                           Attention:  R. Nash Nayland, Esq.
                           Telecopy No.:  (901) 537-1010

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

                  18.8. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

                  18.9. Assignment. None of the Majority Shareholders may assign any of their rights or delegate any of their obligations hereunder without the prior written consent of Holdings. Holdings may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of each of the Majority Shareholders, except that Holdings may assign its rights and delegate its obligations hereunder to an Affiliate of Holdings without the consent of any of the Majority Shareholders.

                  18.10. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other Persons.

                  18.11. Governing Law. This Agreement shall be construed and enforced in accordance with Delaware law. The parties hereto agree that any action to enforce this Agreement may be properly brought in any court within the State of Delaware or in the United States District Court for the District of Delaware, and the parties hereto agree that the courts of the State of Delaware and the United States District Court for the District of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

                  18.12. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement (including, without limitation, the provisions of Section 18.6 hereof) are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

                  18.13. Agreement to Vote. Subject to satisfaction of the conditions set forth in Section 12.1 hereof, each of the Majority Shareholders agrees to vote all shares of capital stock which he holds in each of the Companies, and to vote in his capacity as a director of the Companies, to cause each Company to comply with all of the terms of this Agreement, including, without limitation, to effect the debt repayment contemplated by Article 2 hereof, the purchase by Holdings of the Purchased Shares, the Redemption, and the Recapitalization.

                  18.14. Publicity. Prior to the Closing Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by Kirkland's and Holdings. Prior to the Closing Date, none of the parties hereto shall act unilaterally in this regard without the prior approval of the Management Shareholders and Holdings; provided, however, that such approval shall not be unreasonably withheld.

                  18.15. Scope of Representations and Warranties. Each representation and warranty contained herein or in any Collateral Document shall be enforceable according to the plain meaning of the provisions thereof, and the fact that a representation or warranty may deal with a particular matter in a general manner shall not limit the scope of any representation or warranty which deals with one aspect of the same matter in a specific manner.

                  18.16. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  18.17. November 30, 1995 Agreement. The Majority Shareholders are parties to an agreement dated November 30, 1995 (the "11/30/95 Agreement") that anticipates the negotiation and closing of this Agreement. The Majority Shareholders by execution of this Agreement confirm: (i) the revised Percentage Interest of the Shareholders as contained herein, (ii) their approval of this Agreement in accordance with Paragraph 4 of the 11/30/95 Agreement, (iii) that at the Closing of this Agreement, Page Newman, Jr. is directed to deliver from escrow to each respective Majority Shareholder the releases referred to in Paragraph 6 of the 11/30/95 Agreement, (iv) that Kirkland's is authorized to pay from the funds received by it pursuant to Section 3.4 hereof to Robert Kirkland an additional Six Hundred Seventy-Five Thousand Dollars ($675,000), and in a corresponding manner to reduce the payments to Carl Kirkland, Robert Alderson, and Bruce Moore by Two Hundred Twenty-Five Thousand Dollars ($225,000) each, in satisfaction of the payment obligation in Paragraph 7 of the 11/30/95 Agreement,
(v) that Kirkland's is authorized to pay from the funds received by it pursuant to Section 3.4 hereof to Robert Kirkland the expense reimbursement amounts provided for in Paragraph 8 of the 11/30/95 Agreement, and to reduce the payments to each of Carl Kirkland, Robert Kirkland, Robert Alderson and Bruce Moore by twenty-five percent (25%) of such reimbursement payment, and (vi) the consummation of the 11/30/95 Agreement as of the Closing of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal on the date first above written.


ATTEST:                                     KIRKLAND HOLDINGS L.L.C.



By:                                         By: /s/ David M. Mussafer
   ----------------------------                 ---------------------------
    Title                                       Title:
                                                      ---------------------

                             [EXECUTIONS CONTINUED]

ATTEST:                                      KIRKLAND'S INC.



By:/s/ Robert Alderson                       By:   /s/ Carl Kirkland
   -------------------                             -----------------
   Title                                          Title:  President
                                                          ---------
[CORPORATE SEAL]


WITNESS:

By:  /s/ Betsy Weiss                      /s/ Carl Kirkland
     -----------------------              ------------------------
                                              CARL KIRKLAND



WITNESS:


By: /s/ Sharon Pulley                     /s/ Robert Kirkland
    -----------------                        -------------------
                                              ROBERT KIRKLAND


WITNESS:

/s/ Barbara Rowan                         /s/ Bruce Moore
-----------------------                   ---------------
                                              BRUCE MOORE
WITNESS:

/s/ Betsy Weiss                          /s/ Robert Alderson
-----------------------                  -------------------
                                             ROBERT ALDERSON



         Corporate Name
         --------------
101      Kirkland's of Carolina, Inc.
102      Kirkland's of Charlotte, Eastland Mall, Inc.
103      Kirkland's of Tennessee, Inc.
104      K. C. Corp. Inc.
107      Kirkland's of Greensboro, Four Seasons Mall, Inc.
109      Kirkland's of Fayetteville, Cross Creek Mall, Inc.
110      Kirkland's of Wilmington, Independence Mall, Inc.
111      Kirkland's III, Jackson-Metro Center, Inc.
114      Kirkland's of Memphis, Tennessee, Laurelwood Shopping Center,
         Inc.
115      Kirkland's of Ridgeland, Mississippi, Northpark Mall, Inc.
116      Kirkland's of Knoxville, East Towne Mall, Inc.

 #       Corporate Name
 -       --------------
117      Kirkland's of Huntsville, Madison Square Mall, Inc.
118      Kirkland's of Valley View Mall, Roanoke, VA, Inc.
119      Kirkland's of Nashville, Hickory Hollow Mall, Inc.
120      Kirkland's of Birmingham, Riverchase Galleria, Inc.
122      Kirkland's of BriarCliffe Mall, Myrtle Beach, South Carolina,
         Inc.
123      Kirkland's of Pecanland Mall, Monroe, LA, Inc.
125      Kirkland's of Towne Center at Cobb, Atlanta, GA, Inc.
126      Kirkland's of Gwinnett Place, Atlanta, GA, Inc.
127      Kirkland's of Rivergate Mall, Nashville, TN, Inc.
128      Kirkland's of Peachtree Mall, Columbus, GA, Inc.
129      Kirkland's of Cumberland Mall, Atlanta, GA, Inc.
130      Kirkland's of Hamilton Place Mall, Chattanooga, TN, Inc.
131      Kirkland's of Houston Galleria, Houston, TX, Inc.
132      Kirkland's of Mall of Memphis, Memphis, TN, Inc.
134      Kirkland's of Woodland Hills Mall, Tulsa, OK, Inc.
135      Kirkland's of Dayton Mall, Dayton, OH, Inc.
136      Kirkland's of Oxmoor Center, Louisville, KY, Inc.
137      Kirkland's of South Square Mall, Durham, NC, Inc.
138      Kirkland's of Valley View Center, Dallas, TX, Inc.
139      Kirkland's of Chesterfield Towne Center, Richmond, VA, Inc.
140      Kirkland's of Park Plaza, Little Rock, AR, Inc.
141      Kirkland's of Montgomery Mall, Montgomery, AL, Inc.
142      Kirkland's of Southlake Mall, Atlanta, GA, Inc.
143      Kirkland's of Southpark Mall, Richmond, VA, Inc.
144      Kirkland's of Eastland Mall, Evansville, IN, Inc.
145      Kirkland's of Fayette Mall, Lexington, KY, Inc.
146      Kirkland's of Hickory Ridge Mall, Memphis, TN, Inc.
148      Kirkland's of Regency Square Mall, Jacksonville, FL, Inc.
149      Kirkland's of McCain Mall, Little Rock, AR, Inc.
150      Kirkland's of River Ridge Mall, Lynchburg, VA, Inc.
151      Kirkland's of Bel Air Mall, Mobile, AL, Inc.
152      Kirkland's of The Mall at Barnes Crossing, Tupelo, MS, Inc.
153      Kirkland's of Cortana Mall, Baton Rouge, LA, Inc.
154      Kirkland's of Bellevue Center, Nashville, TN, Inc.
155      Kirkland's of Tri-County Mall, Cincinnati, OH, Inc.
156      Kirkland's of The Mall of the Avenues, Jacksonville, FL, Inc.
157      Kirkland's of Eastwood Mall, Birmingham, AL, Inc.
158      Kirkland's of Lakeside Mall, New Orleans, LA, Inc.
159      Kirkland's of Carolina Place, Charlotte, N.C., Inc.
160      Kirkland's of Cary Village Mall, Raleigh, N.C., Inc.
161      Kirkland's of Cool Springs Galleria, Nashville, TN, Inc.
162      Kirkland's of Kenwood Towne Centre, Cincinnati, OH, Inc.
163      Kirkland's of St. Louis Galleria, St. Louis, MO, Inc.
164      Kirkland's of Wiregrass Commons Mall, Dothan, AL, Inc.
165      Kirkland's of Regency Mall, Richmond, VA, Inc.
166      Kirkland's of Florence, Florence, KY, Inc.
167      Kirkland's of Acadiana Mall, Lafayette, LA, Inc.

 #       Corporate Name
 -       --------------
168      Kirkland's of Padre Staples Mall, Corpus Christi, TX, Inc.
169      Kirkland's of Belden Village, Canton, OH, Inc.
170      Kirkland's of West Oaks Mall, Houston, TX, Inc.
171      Kirkland's of Charleston Town Center, Charleston, W. VA, Inc.
172      Kirkland's of Crestwood Plaza, St. Louis, MO, Inc.
173      Kirkland's of White Marsh Mall, Baltimore, MD, Inc.
174      Kirkland's of Collin Creek Mall, Dallas, TX, Inc.
175      Kirkland's of Baybrook Mall, Houston, TX, Inc.
176      Kirkland's of Governor's Square Mall, Tallahassee, FL, Inc.
178      Kirkland's of Barton Creek Mall, Austin, TX, Inc.
179      Kirkland's of Highland Mall, Austin, TX, Inc.
180      Kirkland's of Battlefield Mall, Springfield, MO, Inc.
181      Kirkland's of Penn Square Mall, Oklahoma City, OK, Inc.
182      Kirkland's of Oak Park Mall, Kansas City, KS, Inc.
183      Kirkland's of Mall St. Vincent, Shreveport, LA, Inc.
184      Kirkland's of Owings Mills Mall, Baltimore, MD, Inc.
185      Kirkland's of Oakwood Center, New Orleans, LA, Inc.
186      Kirkland's of The Mall at Johnson City, Johnson City, TN, Inc.
187      Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc.
188      Kirkland's of North Pointe Mall, Atlanta, GA, Inc.
189      Kirkland's of Northpark Mall, Joplin, MO, Inc.
190      Kirkland's of Orlando Fashion Square, Orlando, FL, Inc.
191      Kirkland's of The Mall at Fairfield Commons, Dayton, OH, Inc.
192      Kirkland's of St. Charles Towne Center, Waldorf, MD Inc.
193      Kirkland's of Regency Mall, Florence, AL, Inc.
194      Kirkland's of South Plains Mall, Lubbock, TX, Inc.
195      Kirkland's of The Parks at Arlington, Ft. Worth, TX, Inc.
196      Kirkland's of Parma Town Mall, Cleveland, OH, Inc.
197      Kirkland's of St. Clair Square, St. Louis, MO, Inc.
198      Kirkland's of Turtle Creek Mall, Hattiesburg, MS, Inc.
199      Kirkland's of The Woodlands, Houston, TX, Inc.
200      Kirkland's of Brandon Town Center, Tampa, FL, Inc.
201      Kirkland's of Memorial City Mall, Houston, TX, Inc.
202      Kirkland's of University Mall, Tuscaloosa, AL, Inc.
203      Kirkland's of Santa Rosa Mall, Fort Walton, FL, Inc.
204      Kirkland's of Panama City Mall, Panama City, FL, Inc.
205      Kirkland's of Town East Mall, Mesquite, TX, Inc.
206      Kirkland's of Kentucky Oaks Mall, Paducah, KY, Inc.
207      Kirkland's of Crabtree Valley Mall, Raleigh, N.C., Inc.
208      Kirkland's of Oak Hollow Mall, High Point, N.C., Inc.
209      Kirkland's of Fox Valley Mall, Chicago, IL, Inc.
210      Kirkland's of Hawthorne Mall, Chicago, IL, Inc.
211      Kirkland's of Stratford Square, Chicago, IL, Inc.
212      Kirkland's of Orland Square, Chicago, IL, Inc.
214      Kirkland's of Coastland Mall, Naples, FL, Inc.
215      Kirkland's of Edgewater Mall, Biloxi, MS, Inc.
216      Kirkland's of Town Center Plaza, Kansas City, KS, Inc.
217      Kirkland's of Castleton Square, Indianapolis, IN., Inc.

218      Kirkland's of Cordova Mall, Pensacola, FL, Inc.
219      Kirkland's of University Park, South Bend, IN, Inc.
220      Kirkland's of Westgate Mall, Amarillo, TX, Inc.
221      Kirkland's of Westgate Mall, Spartanburg, SC, Inc.
222      Kirkland's of Meridian Mall, Lansing, MI, Inc.
223      Kirkland's of Cottonwood Mall, Albuquerque, NM, Inc.

ATTEST:



By:/s/ Robert S. Alderson              By: /s/ Carl Kirkland
   ----------------------                  ------------------
   Title                                   Title:  President



[CORPORATE SEAL]